                                                                    EXHIBIT 10.7


                           SECOND AMENDED AND RESTATED

                                 LOAN AGREEMENT

                      ($25,000,000 REVOLVING LOAN FACILITY)

                           DATED AS OF AUGUST 25, 2000

                                      AMONG

                                 HYDRIL COMPANY,
                                  AS BORROWER,

                             BANK ONE, TEXAS, N.A.,
                        AS AGENT, ISSUER AND AS A LENDER,

                                       AND

                       THE OTHER LENDERS NOW OR HEREAFTER
                                 PARTIES HERETO

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

1.       Definitions.............................................................................................1
         1.1      Certain Defined Terms..........................................................................1
         1.2      Miscellaneous.................................................................................20
2.       Commitments and Loans..................................................................................20
         2.1      Loans.........................................................................................20
         2.2      Letters of Credit.............................................................................21
         2.3      Terminations or Reductions of  Commitments....................................................24
         2.4      Commitment Fees...............................................................................24
         2.5      Several Obligations...........................................................................24
         2.6      Notes.........................................................................................24
         2.7      Use of Proceeds...............................................................................25
3.       Borrowings, Payments, Prepayments and Interest Options.................................................25
         3.1      Borrowings....................................................................................25
         3.2      Prepayments...................................................................................25
         3.3      Interest Options..............................................................................26
4.       Payments; Pro Rata Treatment; Computations, Etc........................................................31
         4.1      Payments......................................................................................31
         4.2      Pro Rata Treatment............................................................................32
         4.3      Certain Actions, Notices, Etc.................................................................33
         4.4      Non-Receipt of Funds by Agent.................................................................33
         4.5      Sharing of Payments, Etc......................................................................34
5.       Conditions Precedent...................................................................................34
         5.1      Initial Loans and Letters of Credit...........................................................34
         5.2      All Loans and Letters of Credit...............................................................36
6.       Representations and Warranties.........................................................................36
         6.1      Organization..................................................................................36
         6.2      Financial Statements..........................................................................37
         6.3      Enforceable Obligations; Authorization........................................................37
         6.4      Other Debt....................................................................................37
         6.5      Litigation....................................................................................38
         6.6      Title.........................................................................................38
         6.7      Taxes.........................................................................................38
         6.8      Regulations G, U and X........................................................................38
         6.9      Subsidiaries..................................................................................38
         6.10     No Untrue or Misleading Statements............................................................38
         6.11     ERISA.........................................................................................39
         6.12     Investment Company Act........................................................................39
         6.13     Public Utility Holding Company Act............................................................39
         6.14     Solvency......................................................................................39
         6.15     Fiscal Year...................................................................................39


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
         6.16     Compliance....................................................................................39
         6.17     Environmental Matters.........................................................................39
7.       Affirmative Covenants..................................................................................41
         7.1      Taxes, Existence, Regulations, Property, Etc..................................................41
         7.2      Financial Statements and Information..........................................................41
         7.3      Financial Tests...............................................................................42
         7.4      Inspection....................................................................................43
         7.5      Further Assurances............................................................................43
         7.6      Books and Records.............................................................................43
         7.7      Insurance.....................................................................................43
         7.8      Notice of Certain Matters.....................................................................43
         7.9      Capital Adequacy..............................................................................44
         7.10     ERISA Information and Compliance..............................................................44
         7.11     New Subsidiaries..............................................................................45
8.       Negative Covenants.....................................................................................45
         8.1      Borrowed Money Indebtedness...................................................................45
         8.2      Liens.........................................................................................46
         8.3      Contingent Liabilities........................................................................46
         8.4      Mergers, Consolidations and Dispositions of Assets............................................46
         8.5      Redemption, Dividends and Distributions.......................................................47
         8.6      Nature of Business............................................................................47
         8.7      Transactions with Related Parties.............................................................47
         8.8      Loans and Investments.........................................................................47
         8.9      Intentionally omitted.........................................................................47
         8.10     Organizational Documents......................................................................48
         8.11     Unfunded Liabilities..........................................................................48
         8.12     Operating Lease Expenses......................................................................48
         8.13     Subordinated Indebtedness.....................................................................48
         8.14     Negative Pledges..............................................................................48
         8.15     Amendment to Long Term Debt...................................................................48
9.       Defaults and Remedies..................................................................................48
         9.1      Events of Default.............................................................................48
         9.2      Right of Setoff...............................................................................51
         9.3      Collateral Account............................................................................52
         9.4      Preservation of Security for Unmatured Reimbursement Obligations..............................52
         9.5      Remedies Cumulative...........................................................................52
10.      Agent    ..............................................................................................53
         10.1     Appointment, Powers and Immunities............................................................53
         10.2     Reliance......................................................................................54
         10.3     Defaults......................................................................................54
         10.4     Material Written Notices......................................................................54
         10.5     Rights as a Lender............................................................................55
         10.6     Indemnification...............................................................................55
         10.7     Non-Reliance on Agent and Other Lenders.......................................................55

         10.8     Failure to Act................................................................................56
         10.9     Resignation or Removal of Agent...............................................................56
         10.10    No Partnership................................................................................56
11.      Miscellaneous..........................................................................................57
         11.1     Waiver........................................................................................57
         11.2     Notices.......................................................................................57
         11.3     Expenses, Etc.................................................................................57
         11.4     Indemnification...............................................................................58
         11.5     Amendments, Etc...............................................................................59
         11.6     Successors and Assigns........................................................................59
         11.7     Limitation of Interest........................................................................62
         11.8     Survival......................................................................................62
         11.9     Captions......................................................................................63
         11.10    Counterparts..................................................................................63
         11.11    Governing Law.................................................................................63
         11.12    Severability..................................................................................63
         11.13    Tax Forms.....................................................................................63
         11.14    Conflicts Between This Agreement and the Other Loan Documents.................................63
         11.15    Limitation on Charges; Substitute Lenders; Non-Discrimination.................................63
         11.16    Disclosure to Other Persons; Confidentiality..................................................64
         11.17    Conditional Release of Collateral.............................................................65
         11.18    Final Agreement...............................................................................66

EXHIBITS

1.01A        Rate Designation Notice
1.01B        Request for Extension of Credit
2.6          Note
6.9          Subsidiaries
7.2          Compliance Certificate
8.2          Liens
8.4          Noteholder Letter
11.6(b)      Assignment and Acceptance


                                      iii
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                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT


         THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of August 25, 2000 (the "Closing Date"), by and among HYDRIL COMPANY, a Delaware corporation (together with its permitted successors, herein called the "Borrower"), each of the lenders which is or may from time to time become a party hereto (individually, a "Lender" and, collectively, the "Lenders"), and BANK ONE, TEXAS, N.A., a national banking association ("Bank One"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

         The Borrower, the Lenders and the Agent executed and delivered the Amended and Restated Loan Agreement dated March 23, 1998 (as amended, restated, modified or supplemented from time to time, the "1998 Loan Agreement"), which 1998 Loan Agreement was a restatement of that certain Loan Agreement dated as of June 30, 1997. The parties desire that the 1998 Loan Agreement be amended and restated in its entirety. While this Agreement shall replace the 1998 Loan Agreement and the Borrower will issue new Notes, any Loan outstanding on the date hereof under the 1998 Loan Agreement shall automatically be considered a Loan outstanding hereunder, either as a "LIBOR Borrowing" with the same "Interest Period" or as a "Base Rate Borrowing," as the case may be, and evidenced by the new Notes, and all Letters of Credit outstanding on the date hereof under the 1998 Loan Agreement shall automatically be considered a Letter of Credit hereunder; provided, however, that any increase in the Margin Percentage with respect to any outstanding Loan shall be effective on the Closing Date. Any Obligation incurred under the 1998 Loan Agreement shall automatically be considered an Obligation hereunder.

         The parties hereto agree to amend and restate the 1998 Loan Agreement in its entirety as follows:

1.       Definitions.

         1.1      Certain Defined Terms.

         Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular have the same meanings when used in the plural and vice versa):

         Accounts, Equipment, General Intangibles and Inventory shall have the respective meanings assigned to them in the Uniform Commercial Code enacted in the State of Texas in force on the Closing Date.

         Additional Interest means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes.

         Adjusted LIBOR means, with respect to each Interest Period applicable to a LIBOR Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) LIBOR with respect to such Interest Period divided by (b)
1.0000 minus the Eurodollar Reserve Requirement in effect on the first day of such Interest Period.

         Affiliate means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

         Agreement means this Second Amended and Restated Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

         Annual Financial Statements means the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP in all material respects, and accompanied by the opinion of independent certified public accountants of recognized national standing, which shall state that such financial statements present fairly in all material respects the financial position of such Person and, if such Person has any Subsidiaries, its consolidated Subsidiaries as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. Such statements of Borrower shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default relating to the financial tests set forth in Section 7.3 hereof or, if in the opinion of such accountants any such Default exists, a description of the nature and status thereof. Annual Financial Statements shall also include unaudited consolidating financial statements for the applicable Person, in Proper Form, certified by the chief financial officer or other authorized officer of such Person as true, correct and complete in all material respects.

         Applications means all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

         Assignment and Acceptance shall have the meaning ascribed to such term in Section 11.6 hereof.

         Bankruptcy Code means the United States Bankruptcy Code, as amended, and any successor statute.

         Base Rate means for any day a rate per annum equal to the lesser of (a) the applicable Margin Percentage from time to time in effect plus the greater of
(1) the Prime Rate for that day and (2) the Federal Funds Rate for that day plus 2 of 1% or (b) the Ceiling Rate. If for any reason Agent shall have determined (which determination shall be prima facie evidence of the correctness thereof) that it is unable to ascertain the Federal Funds Rate for any reason beyond its reasonable control, including, without limitation, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the Prime Rate plus the applicable Margin Percentage from time to time in effect or (b) the Ceiling Rate.

         Base Rate Borrowing means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

         Borrowed Money Indebtedness means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (other than the endorsement of negotiable instruments in the ordinary course of business),
(ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors incurred in the ordinary course of such Person's business), (v) all capital lease obligations of such Person, (vi) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) Interest Rate Risk Indebtedness of such Person, (viii) all obligations of such Person in respect of outstanding letters of credit issued for the account of such Person securing obligations described in clauses (i) through (vii) above and (ix) all guarantees of such Person of obligations described in the foregoing clauses (i) through
(viii) above.

         Business Day means any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.

         Capital Expenditures means, with respect to any Person for any period, expenditures in respect of fixed or capital assets by such Person, including capital lease obligations incurred during such period (to the extent not already included), which would be reflected as additions to Property, plant or equipment on a balance sheet of such Person and its consolidated Subsidiaries, if any, prepared in accordance with GAAP; but excluding expenditures during such period for the repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by (a) the proceeds of an insurance policy maintained by such Person; (b) condemnation proceeds actually received by such Person; or (c) payments actually received by such Person from a non-Affiliate of such Person.

         Capital Stock means any class of capital stock, share capital and similar equity interest of a Person.

         Ceiling Rate means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas (or any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas) laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in Section 303 of the Texas Finance Code (the "Texas Finance Code") and Chapter 1D ("Chapter 1D") of Title 79, Tex. Rev. Civ. Stats. 1925, as amended, respectively) for that day. Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code or Chapter 1D by notice to Borrower, if and to the extent permitted by the Texas Finance Code or Chapter 1D. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

         Change of Control means an event or series of events by which (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date) or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act in effect on the date of the Closing Date), other than the Initial Stockholder Affiliates, is or becomes or has the absolute, unconditional right to become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the date of the Closing Date), directly or indirectly, of 25% or more of the total voting power of the Voting Stock of the Borrower unless at the time in question and at all relevant times subsequent thereto, the Initial Stockholder Affiliates are the beneficial owners of a greater percentage of such total voting power than such "person" or "group"; (b) the Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any Person consolidates with, or merges into, the Borrower in a transaction not otherwise permitted hereunder; (c) the Borrower conveys, transfers or leases all or substantially all of its assets to any Person; (d) the stockholders of the Borrower approve any plan of liquidation or dissolution of the Borrower; or (e) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower then in office.

         Closing Date means August 25, 2000.

         Code means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

         Collateral means all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents.

         Collateral Agency Agreement means that one certain Collateral Agency and Intercreditor Agreement dated as of June 25, 1998 by and among the Agent as Collateral Agent, the parties named therein as Lenders, and the Company, setting forth the rights and duties of each of said Persons in regard to the Collateral, as therein defined.

         Commitment Fee Percentage means the applicable per annum percentage set forth at the appropriate intersection in the table contained in the definition of Margin Percentage, subject to the proviso contained at the end of said definition, based on the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by the Agent as soon as practicable after receipt by the Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Commitment Fee Percentage is increased as a result of the reported Leverage Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to the Agent pursuant to the terms of this Agreement and provided further, however, that if the Commitment Fee Percentage is decreased as a result of the reported Leverage Ratio, and such financial reports are delivered to the Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to the Agent pursuant to the terms of this Agreement.

         Compliance Certificate shall have the meaning given to it in Section
7.2 hereof.

         Controlled Group means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

         Corporation means any corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

         Cover for Letter of Credit Liabilities shall be effected by paying to Agent immediately available funds, to be held by Agent in a collateral account maintained by Agent at its Principal Office and collaterally assigned as security for the financial accommodations extended pursuant to this Agreement using documentation reasonably satisfactory to Agent, in the amount required by any applicable provision hereof. Such amount shall be retained by Agent in such collateral account until such time as in the case of the Cover being provided pursuant to Section 2.2(a) or 9.3 hereof, the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied; provided, however, that at such time if a Default or Event of Default has occurred and is continuing, Agent shall not be required to release such amount in such collateral account until such Default or Event of Default shall have been cured or waived.

         Debt Service means, with respect to any Person for any period, the sum of (i) Interest Expense for such period and (ii) scheduled principal payments on Borrowed Money Indebtedness for such period.

         Debt to Capitalization Ratio means, as of any day, the ratio of (a) Borrowed Money Indebtedness as of such date to (b) Total Capitalization as of such date; provided, however, that for purposes of determining Borrowed Money Indebtedness for purposes of calculating this ratio guaranty obligations shall not be considered to be debt.

         Deed of Trust means that certain Deed of Trust and Security Agreement (with Assignment of Rents) dated March 23, 1998 from the Borrower to David L. Mendez, trustee for the benefit of the Agent, upon and covering real estate in Harris County, Texas and securing the Obligations, as amended by the Appointment of Substitute Trustee dated June 25, 1998, the Modification of Deed of Trust and Extension Agreement dated June 25, 1998 and the Modification of Deed of Trust and Extension Agreement dated of even date herewith.

         Default means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         Dollars and $ means lawful money of the United States of America.

         EBITDA means, without duplication, for any period the consolidated net earnings (excluding any extraordinary gains or losses) of Borrower plus, to the extent deducted in calculating consolidated net income, depreciation, amortization, other non-cash items, Interest Expense, and federal and state income tax expense and minus, to the extent added in calculating consolidated net income, any non-cash items.

         Effective Date shall mean the date upon which all of the conditions described in Section 5.1 have been completed to the reasonable satisfaction of the Agent.

         Eligible Assignee means (a) any Lender, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000.00; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or any successor organization, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000.00; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the Organization for Economic Cooperation and Development or any successor organization; (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development or any successor organization; and (e) any other bank or similar financial institution approved by the Agent, the Majority Lenders and the Borrower, which consent of the Borrower shall not be unreasonably withheld.

         Environmental Claim means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean-up of such pollution or contamination;
(iii) solid, gaseous or liquid
waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees; or (vi) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

         Environmental Liabilities includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

         Environmental Permit means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

         Environmental Risk Agreement means that certain Environmental Risk Agreement of even date herewith between the Borrower and the Agent.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

         Eurodollar Rate means for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR in effect on the first day of such Interest Period plus (2) the applicable Margin Percentage in effect on the first day of such Interest Period and (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section 3.3(c) hereof.

         Eurodollar Reserve Requirement means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by Agent shall be prima facie evidence of the correctness thereof, and may be computed using any reasonable averaging and attribution method.

         Event of Default shall have the meaning assigned to it in Section 9 hereof.

         Federal Funds Rate means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent in its sole and absolute discretion.

         Financing Statements means all such Uniform Commercial Code financing statements as the Agent or any Lender shall require, in Proper Form, duly executed the Borrower to give notice of and to perfect or continue perfection of the Agent's security interest in the Collateral.

         Funding Loss means, with respect to (a) Borrower's payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period; (b) Borrower's failure to borrow a LIBOR Borrowing on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower; or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.3, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan).

         GAAP means, as to a particular Person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person, conforms at the time to generally accepted accounting principles, consistently applied for all periods after the Closing Date (except for any such change with which such accountants concur, pursuant to the following sentence) so as to present fairly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board, all reports and financial statements required hereunder may be prepared in accordance with such change so long as Borrower provides to Agent such disclosures of the impact of such change as Agent may reasonably require. No such change in any accounting principle or practice shall, in itself, cause a Default or Event of Default hereunder (but Borrower, Agent and Lenders shall negotiate in good faith to replace any financial covenants hereunder to the extent such financial covenants are affected by such change in accounting principle or practice).

         Governmental Authority means any foreign governmental authority, the United States of America, any State of the United States, and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Agent, any Lender, any Obligor or their respective Property.

         Guaranties means, collectively, any and all guaranties hereafter executed in favor of Agent, for the benefit of Lenders, relating to the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

         Guarantors means all domestic Subsidiaries of the Borrower, for which a guaranty is requested by Agent in accordance with Section 7.11 hereof.

         Hazardous Substance means petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law."

         Indebtedness means, without duplication, (a) all items which in accordance with GAAP would be included in the liability section of a balance sheet (other than trade accounts payable and accrued expenses (other than Interest Expense) arising in the ordinary course of business) on the date as of which Indebtedness is to be determined (excluding, to the extent applicable, capital stock, surplus, surplus reserves and deferred taxes and other credits);
(b) all guaranties, letter of credit contingent reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others (other than endorsements for collection in the ordinary course of business); and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; provided, that the term "Indebtedness" shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee reasonably acceptable to Agent in trust for the payment thereof.

         Initial Stockholder means and includes Richard C. Seaver and Christopher T. Seaver.

         Initial Stockholder Affiliates means (a) any Initial Stockholder; (b) a spouse, child, lineal descendant, parent or sibling of an Initial Stockholder and any of their estates and legal representatives (each a "Related Person");
(c) any trust or charitable organization of which any Related Person is a trustee, director, beneficiary or grantor; and (d) a corporation, partnership, limited liability company or other similar business entity of which more than 50% of the Voting Stock thereof is controlled, directly or indirectly, by any Person described in clause (a) or clause (b) of this definition.

         Insurance Requirements Agreement means that certain Insurance Requirements Agreement of even date herewith between the Borrower and the Agent.

         Intercreditor Agreement means that certain Intercreditor Agreement dated as of June 25, 1998, between the Agent, the Banks, and Noteholder and approved by the Borrower as amended from time to time.

         Interest Coverage Ratio means the ratio of EBITDA to, without duplication, cash Interest Expense plus Rent Expense in each case for the four
(4) full fiscal quarters ending on the last day of any fiscal quarter; provided book losses associated with the sale or disposal of discontinued business lines occurring on or prior to December 31, 2000, up to a maximum of $5,000,000.00 in the aggregate, shall not be taken into account in calculating EBITDA.

         Interest Expense means, for any period, total interest expense (including interest expense attributable to capitalized leases and net costs under interest rate swap, collar, cap or similar agreements providing interest rate protection), determined in accordance with GAAP.

         Interest Options means the Base Rate and each Eurodollar Rate, and "Interest Option" means any of them.

         Interest Payment Date means (a) for Base Rate Borrowings, the last day of each month prior to the Revolving Loan Maturity Date, and the Revolving Loan Maturity Date; and (b) for LIBOR Borrowings, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period) and the Revolving Loan Maturity Date.

         Interest Period means, for each LIBOR Borrowing, a period commencing on the date such LIBOR Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in Section 3.3(c)(iii), 1, 3 or 6 months thereafter, as Borrower shall elect in accordance herewith; provided, (1) unless Agent shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (2) any Interest Period with respect to a LIBOR Borrowing which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; (3) any Interest Period with respect to a LIBOR Borrowing which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the appropriate calendar month; (4) no Interest Period for a Loan shall ever extend beyond the Revolving Loan Maturity Date; and (5) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

         Interest Rate Risk Agreement means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by Borrower for the purpose of reducing Borrower's exposure to interest rate fluctuations and not for speculative purposes, with a counterparty reasonably acceptable to Agent, as such agreement may from time to time be amended, modified, restated or supplemented.

         Interest Rate Risk Indebtedness means all obligations and Indebtedness of Borrower with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

         Investment means the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property (other than transfers in the ordinary course of business) or capital contribution to, or the incurring of any liability (other than trade accounts payable arising in the ordinary course of business), contingently or otherwise, in respect of the Indebtedness of, any Person.

         Issuer means the issuer (or, where applicable, each issuer) of a Letter of Credit under this Agreement.

         Legal Requirement means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

         Letter of Credit shall have the meaning assigned to such term in
Section 2.2 hereof.

         Letter of Credit Liabilities means, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars, such amount shall be converted by Agent to Dollars by any reasonable method, and such converted amount shall be prima facie evidence of the correctness thereof.

         Leverage Ratio means, as of any day, the ratio of (a) Borrowed Money Indebtedness to (b) EBITDA for the most recently completed four (4) consecutive fiscal quarters.

         LIBOR means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Agent and Borrower) as of 10:00 a.m., Houston, Texas time (or as soon thereafter as practicable) on the day two LIBOR Business Days prior to the first day of such Interest Period for deposits in United States dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/16th of 1%, quoted by Agent at or before 10:00 a.m., Houston, Texas time (or as soon thereafter as practicable), on the date two LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. Each determination by Agent of LIBOR shall be prima facie evidence of the correctness thereof, and may be computed using any reasonable averaging and attribution method.

         LIBOR Borrowing means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

         LIBOR Business Day means a Business Day on which transactions in United States dollar deposits between lenders may be carried on in the London interbank market.

         Lien means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

         Loans means the loans provided for by Section 2.1 hereof.

         Loan Documents means, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, the Master Ratification, Security and Pledge Agreement dated June 25, 1998, the Master Ratification, Security and Pledge Agreement effective of even date herewith, the Deed of Trust, the Second Lien Deed of Trust, all Applications, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing including, without limitation, the Master Ratification, Security and Pledge Agreement dated of even date herewith.

         Long Term Debt means the Indebtedness owing by the Borrower pursuant to the Note Agreement and the Senior Notes and any renewals, extensions, refundings, amendments or modifications from time to time.

         Majority Lenders means Lenders having (i) prior to the Revolving Loan Termination Date, greater than 66-2/3% of the aggregate amount of Revolving Loan Commitments and (ii) on and after the Revolving Loan Termination Date, greater than 66-2/3% of the aggregate amount of outstanding Obligations.

         Margin Percentage means the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by the Agent as soon as practicable after receipt by the Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, that if the Margin Percentage is increased as a result of the reported Leverage Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to the Agent pursuant to the terms of this Agreement and provided further, that if the Margin Percentage is decreased as a result of the reported Leverage Ratio, and such financial reports are delivered to the Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to the Agent pursuant to the terms of this Agreement) regardless, in each case, of whether such date occurs during an existent interest period:


                                                                                           Commitment Fee
       Leverage Ratio                 LIBOR Margin               Base Rate Margin        Percentage (unused)

< 1.0 x                                    1.25%                         0%                      .25%

> or = to 1.0 x < 1.5 x                    1.50%                         0%                     .375%

> or = to 1.5 x < 2.0 x                    1.75%                         0%                     .375%

> or = to 2.0 x < 2.5 x                    2.00%                         0%                      .50%

> or = to 2.5 x                            2.25%                       .25%                      .50%

and provided still further that, if, at any time, total borrowings outstanding hereunder plus all Letter of Credit Liabilities is less than fifty percent (50%) of the Revolving Loan Commitment, the Commitment Fee Percentage shall equal
 .50%.

         Minimum Advance means $500,000 or an integral multiple of $100,000 in excess thereof.

         Note Agreement has the meaning ascribed to it in the definition of Noteholder below.

         Noteholder means, collectively, the holders from time to time of the 6.85% Senior Secured Notes due June 30, 2003 (the "Senior Notes"), issued by the Borrower pursuant to the Note Purchase Agreement or Agreements dated June 25, 1998 between the Borrower and the purchasers named therein (collectively, as amended from time to time, the "Note Agreement").

         Notes shall have the meaning assigned to such term in Section 2.6 hereof.

         Obligations means, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder on such date, plus (ii) the aggregate amount of the outstanding Letter of Credit Liabilities hereunder on such date, plus (iii) all other outstanding liabilities, obligations and indebtedness of any Obligor under any Loan Document on such date.

         Obligors means Borrower and each Person now or hereafter executing a Guaranty.

         Organizational Documents means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a trust, the instrument establishing such trust, and with respect to any other business entity, the documents relating to its formation, organization and governance; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

         Past Due Rate means, on any day, a rate per annum equal to the lesser of (i) the Ceiling Rate for that day or (ii) the Base Rate plus five percent (5%).

         PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Permitted Investments means: (a) readily marketable securities issued or fully guaranteed by the United States of America with maturities of not more than one year; (b) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or AA-1" by Standard and Poor's Ratings Services with maturities of not more than 180 days; (c) participation interests in Borrowed Money Indebtedness acquired through a program provided by any Lender, if the maturity of any such interest does not exceed 180 days, and (d) certificates of deposit or repurchase obligations issued by (1) any Lender; (2) any U.S. domestic bank having capital surplus of at least $100,000,000; or (3) any other financial institution acceptable to Agent, all of the foregoing not having a maturity of more than one year from the date of issuance thereof.

         Permitted Liens means each of the following: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;
(b) Liens in effect on the Closing Date and disclosed to the Lenders in the financial statements delivered on or prior to the Closing Date pursuant to
Section 6.2 hereof or otherwise in writing before the date hereof, provided that neither the principal amount of Borrowed Money Indebtedness secured thereby nor the Property covered thereby shall increase after the Closing Date without the prior written consent of the Majority Lenders; (c) normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a material adverse effect on the value or utility of the applicable Property; (d) Liens in favor of Agent or any Lender under the Loan Documents, including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to one or more of the Lenders (but not to any Person which is not, at such time, a Lender) and Liens securing the Long Term Debt on a pari passu basis with the Obligations; (e) Liens incurred or deposits made in the ordinary course of business (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property; (f) attachments, judgments and other similar Liens arising in connection with court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP and would not otherwise cause a Default or an Event of Default; (g) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP;
(h) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of the Property subject to any such restriction or materially interfere with the ordinary conduct of the business of any Obligor;
(i) Liens securing purchase money Indebtedness permitted under Section 8.1 hereof and covering the Property so purchased and improvements or accessions thereto; (j) capital leases and sale/leaseback transactions permitted under the other provisions of this Agreement; and (k) extensions, renewals and replacements of Liens referred to in clauses (a) through (j) of this definition; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

         Permitted Liens on Collateral means each of the following: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor; (b) Liens expressly described in the relevant Security Document; (c) Liens in favor of Agent or any Lender under the Loan Documents, including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to one or more of the Lenders (but not to any Person which is not, at such time, a Lender); and (d) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP.

         Person means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

         Plan means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         Pledge means the security agreement, in Proper Form, in favor of the Agent in connection with the Obligations, covering the investment securities described therein.

         Prime Rate means, on any day, the prime rate for that day as determined from time to time by Bank One. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Bank One, Agent and each Lender disclaims any statement, representation or warranty to the contrary. Bank One, Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         Principal Office means the principal office of Agent, presently located at 910 Travis, Houston, Harris County, Texas 77002.

         Proper Form means in form and substance reasonably satisfactory to Agent.

         Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         Quarterly Dates means the last day of each March, June, September and December, provided that if any such date is not a Business Day, then the relevant Quarterly Date shall be the immediately preceding Business Day.

         Quarterly Financial Statements means the quarterly financial statements of a Person, which statements shall include a balance sheet as of the end of such fiscal quarter and an income statement and a statement of cash flows for such fiscal quarter and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures as of the end of and for the corresponding fiscal quarter of the preceding year, prepared in accordance with GAAP in all material respects except that such statements are condensed and exclude detailed footnote disclosures and certified by the chief financial officer or other authorized officer of such Person as fairly presenting, in all material respects, the financial condition of such person as of such date. Quarterly Financial Statements shall also include unaudited consolidating financial statements for the applicable Person, in Proper Form, certified by the chief financial officer or other authorized officer of such Person as true, correct and complete in all material respects.

         Rate Designation Date means that Business Day which is (a) in the case of Base Rate Borrowings, 11:00 a.m., Houston, Texas time, on the date of such borrowing and (b) in the case of LIBOR Borrowings, 11:00 a.m., Houston, Texas time, on the date three LIBOR Business Days preceding the first day of any proposed Interest Period.

         Rate Designation Notice means a written notice substantially in the form of Exhibit 1.01A.

         Regulation D means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         Reimbursement Obligations means, as at any date, the obligations of Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit under this Agreement, to reimburse the applicable Issuers for the amount paid by such Issuers in respect of any drawing under such Letters of Credit, which obligations shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

         Rent Expense means, for any period, any rental or lease expense of Borrower and its Subsidiaries (other than any such expense in respect of any capitalized lease) computed on a consolidated basis in accordance with GAAP.

         Request for Extension of Credit means a request for extension of credit duly executed on behalf of Borrower, appropriately completed and substantially in the form of Exhibit 1.01B attached hereto.

         Requirements of Environmental Law means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees; or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances by Borrower or any of its Subsidiaries.

         Revolving Loan Availability Period means, for each Loan Lender, the period from and including the Closing Date to (but not including) the Revolving Loan Termination Date.

         Revolving Loan Commitment means $25,000,000.00.

         Revolving Loan Commitment Percentage means, as to any Lender, the percentage set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Loan Commitment Percentage" or otherwise provided for in an Assignment and Acceptance Agreement.

         Revolving Loan Maturity Date means March 31, 2003.

         Revolving Loan Termination Date means the earlier of (a) the Revolving Loan Maturity Date or (b) the date specified by Agent in accordance with Section
9.1 hereof.

         Second Lien Deed of Trust means that certain Second Lien Deed of Trust and Security Agreement (With Assignment of Rents) dated June 25, 1998 from the Borrower to Christopher T. Klimko, trustee for the benefit of the Agent, upon and covering the same real property described in the Deed of Trust, as amended by the Modification of Deed of Trust and Extension Agreement dated of even date herewith.

         Secretary's Certificate means a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation as to (a) the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation;
(b) the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation; and (c) the Organizational Documents of such corporation.

         Security Agreement means the security agreement, in Proper Form, in favor of the Agent in connection with the Obligations, covering the Borrower's Accounts, Equipment, Inventory, certain General Intangibles and the other Property described therein.

         Security Documents means this Agreement, the Deed of Trust, the Environmental Risk Agreement, the Security Agreement, the Pledge, the Insurance Requirements Agreement and any and all other agreements, deed of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and Financing Statements now or hereafter executed and delivered by any Person (other than solely by the Lender and/or any other creditor participating in the Obligation or any collateral or security therefor) in connection with, or as security for the payment or performance of any Obligation.

         Senior Notes has the meaning ascribed to it in the definition of Noteholder.

         Stated Rate means the effective weighted per annum rate of interest applicable to the Loans; provided, that if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. Without notice to Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

         Subordinated Indebtedness means all Indebtedness of a Person which has been subordinated on terms and conditions reasonably satisfactory to the Majority Lenders, in their sole discretion, to all Indebtedness of such Person to Lenders, whether now existing or hereafter incurred. Indebtedness shall not be considered as "Subordinated Indebtedness" unless and until Agent shall have received copies of the documentation evidencing or relating to such Indebtedness together with a subordination agreement, in Proper Form, duly executed by the holder or holders of such Indebtedness and evidencing the terms and conditions of subordination reasonably required by the Majority Lenders.

         Subsidiary means, as to a particular parent, any entity of which more than 50% of the equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent.

         Tangible Net Worth shall mean total assets (valued at cost less normal depreciation), less (a) all intangibles and (b) all liabilities (excluding contingent and indirect liabilities), all determined in accordance with GAAP. The term "intangibles" shall include, without limitation, (1) deferred charges;
(2) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired; and (3) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, service marks, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "liabilities" shall include, without limitation, (1) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed, whether or not such Person is liable for the payment thereof; (2) deferred liabilities; and (3) capital lease obligations.

         Taxes shall have the meaning ascribed to it in Section 4.1(d).

         Title Insurance Policies means policies of title insurance, each in Proper Form, in a face amount satisfactory to the Agent, issued in favor of the Agent by a title insurance company satisfactory to the Agent and insuring that title to some or all of the real estate (as designated by the Agent) covered by the Deed of Trust is vested in the Borrower, free and clear of any material Lien, objection, exception or requirement, and that the relevant Deed of Trust creates a valid first and prior Lien on all of the real estate covered thereby, subject only to such exceptions as may be reasonably acceptable to the Agent. Each such policy shall (a) contain a complete and accurate description of the relevant Deed of Trust; (b) specify the recording and filing information applicable to it; and (c) describe the real estate covered thereby identically to the description thereof in such Deed of Trust.

         Total Capitalization means the sum of, without duplication, the Borrowed Money Indebtedness of Borrower and its Subsidiaries, on a consolidated basis, and preferred stock and the stockholders' equity (including paid-in capital and retained earnings) of Borrower and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP.

         Unfunded Liabilities means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA to all multi-employer Plans to which Borrower or any member of a Controlled Group for employees of Borrower contributes in the event of complete withdrawal from such plans.

         Voting Stock means, with respect to any Person, Capital Stock of any class or classes of a corporation, an association or another business entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or individuals performing similar functions) of such Person or which permit the holders thereof to control the management of such Person, including general partnership interests in a partnership and membership interests in a limited liability company.

         Wholly-Owned Subsidiary means any Subsidiary to the extent (i) all of the ownership interests in such Subsidiary, other than any director's qualifying shares mandated by applicable law, is owned directly or indirectly by Borrower or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that Borrower, directly or indirectly, owns the remaining ownership interest in such Subsidiary.

         1.2 Miscellaneous. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

2.       Commitments and Loans.

         2.1 Loans. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, Sections 5.1 and 5.2 hereof), from time to time on or after the Closing Date and during the Revolving Loan Availability Period, to make Loans to Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Revolving Loan Commitment Percentage of the Revolving Loan Commitment minus such Lender's percentage of all then-outstanding Letter of Credit Liabilities (excluding Letter of Credit Liabilities which are subject to Cover). Subject to the conditions in this Agreement, any such Loan repaid prior to the Revolving Loan Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Loans shall be due and payable in full at the end of the Revolving Loan Availability Period. The aggregate of all Loans to be made by the Lenders in connection with a particular borrowing shall be equal to a Minimum Advance.

         2.2 Letters of Credit.

         (a) Letters of Credit. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $5,000,000, Borrower shall have the right to, in addition to Loans provided for in Section 2.1 hereof, utilize the Revolving Loan Commitments from time to time during the Revolving Loan Availability Period by obtaining the issuance of standby letters of credit for the account of Borrower if Borrower shall so request in the notice referred to in Section 2.2(b)(i) hereof (such standby letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Letters of Credit"). Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Revolving Loan Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or the Revolving Loan Termination Date. Any Letter of Credit that shall have an expiration date after the end of the Revolving Loan Availability Period shall be subject to Cover or backed by a standby letter of credit in form and substance, and issued by a Person, acceptable to Agent in its sole discretion. Bank One or, with the prior approval of Borrower and Agent, another Lender shall be the Issuer of each Letter of Credit.

         (b) Additional Provisions. The following additional provisions shall apply to each Letter of Credit:

                  (i) Borrower shall give Agent notice requesting each issuance of a Letter of Credit hereunder as provided in Section 4.3 hereof and shall furnish such additional information regarding such transaction as Agent may reasonably request. Upon receipt of such notice, Agent shall promptly notify each Lender of the contents thereof and of such Lender's Revolving Loan Commitment Percentage of the amount of such proposed Letter of Credit.

                  (ii) No Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Loans plus (B) the aggregate Letter of Credit Liabilities would exceed the Revolving Loan Commitment. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Loan Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Loan Commitment Percentage of the amount then available for drawings under such Letter of Credit (or any unreimbursed drawings under such Letter of Credit).

                  (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Agent shall promptly notify Borrower and each Lender as to the amount to be paid as a result of such demand and the payment date therefor. If at any time prior to the earlier of the expiration date of a Letter of Credit or the Revolving Loan Termination Date any Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each Lender will pay to Agent immediately upon demand by such Issuer at any time during the period commencing after such payment until reimbursement thereof in full by Borrower, an amount equal to such Lender's Revolving Loan Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. Houston time on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period. To the extent that it is ultimately determined that Borrower is relieved of its obligation to reimburse the applicable Issuer because of such Issuer's gross negligence or willful misconduct in determining that documents received under any applicable Letter of Credit comply with the terms thereof or otherwise, the applicable Issuer shall be obligated to refund to the paying Lenders all amounts paid to such Issuer to reimburse Issuer for the applicable drawing under such Letter of Credit.

                  (iv) Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse Agent, on the date on which Agent notifies Borrower of the date and amount of any payment by the Issuer of any drawing under a Letter of Credit, for the amount paid by any Issuer upon such drawing, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in Sections 5.1 and 5.2 hereof and to the Revolving Loan Commitment (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Loans. Agent will pay to each Lender such Lender's Revolving Loan Commitment Percentage of all amounts received from Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to Agent in respect of such Letter of Credit pursuant to clause (iii) above.

                  (v) Borrower will pay to Agent at the Principal Office for the account of each Lender a letter of credit fee with respect to each Letter of Credit equal to the greater of (x) $250 or (y) the Margin Percentage for LIBOR Borrowings per annum, never to exceed 1.75% per annum, multiplied by the daily average amount available for drawings under each Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be due and payable in advance on the date of the issuance thereof. Agent will pay to each Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this clause (v), an amount equal to the product of such Lender's Revolving Loan Commitment Percentage times the amount of such fees. In addition to and cumulative of the above described fees, Borrower shall pay to Agent, for the account of the applicable Issuer, in advance on the date of the issuance of the applicable Letter of Credit, a fee in an amount equal to 1/8% of the face amount of the applicable Letter of Credit (such fee to be retained by the applicable Issuer for its own account).

                  (vi) The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in
         Section 5 hereof, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to Agent, and (B) that Borrower shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms hereof shall control.

                  (vii) Issuer will send to Borrower and each Lender, immediately upon issuance of any Letter of Credit issued by Issuer or any amendment thereto, a true and correct copy of such Letter of Credit or amendment.

         (c) Indemnification; Release. Borrower hereby indemnifies and holds harmless Agent, each Lender and each Issuer from and against any and all claims and damages, losses, liabilities, costs or expenses which Agent, such Lender or such Issuer may incur (or which may be claimed against Agent, such Lender or such Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. Borrower agrees not to hold Agent, each Lender and each Issuer that has performed its obligations hereunder for any claim, cause of action, damage, loss, liability, reasonable costs or expenses which may now exist or may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to Agent, such Lender or such Issuer, as the case may be, hereunder (but nothing herein contained shall affect any rights Borrower may have against such defaulting Lender). Nothing in this Section 2.2(c) is intended to limit the obligations of Borrower under any other provision of this Agreement or the obligations of Agent and each Lender under the last sentence of Section 11.4 hereof.

         2.3 Terminations or Reductions of Commitments.

         (a) Mandatory. On the Revolving Loan Termination Date, all Revolving Loan Commitments shall be terminated in their entirety.

         (b) No Reinstatement. No termination or reduction of the Revolving Loan Commitments may be reinstated without the written approval of Agent and the Lenders.

         2.4 Commitment Fees.

         (a) Borrower shall pay to Agent for the account of each Lender revolving loan commitment fees for the period from the Closing Date to and including the Revolving Loan Termination Date at a rate per annum equal to the Commitment Fee Percentage. Such revolving loan commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Lender's Revolving Loan Commitment for such day over (y) the sum of (i) the aggregate unpaid principal balance of such Lender's Note on such day plus
(ii) such Lender's Revolving Loan Percentage of the aggregate Letter of Credit Liabilities for such day. Accrued revolving loan commitment fees shall be payable in arrears on the Quarterly Dates prior to the Revolving Loan Termination Date and on the Revolving Loan Termination Date.

         (b) All past due fees payable under this Section shall bear interest at the Past Due Rate.

         2.5 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan to be made by such other Lender or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary,
(a) no Lender shall be required to make or maintain Loans at any time outstanding if as a result the total Obligations to such Lender shall exceed the lesser of (1) such Lender's Revolving Loan Commitment Percentage of all Obligations and (2) such Lender's Revolving Loan Commitment Percentage of the Revolving Loan Commitment and (b) if a Lender fails to make a Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective shares of the outstanding Revolving Loan Commitment Percentages until the Obligations of each Lender (including the defaulting Lender) are equal to such Lender's Revolving Loan Commitment Percentage of the total Obligations.

         2.6 Notes. The Loans made by each Lender shall be evidenced by a single Note of Borrower in substantially the form of Exhibit 2.6 hereto payable to the order of such Lender in a principal amount equal to the Revolving Loan Commitment of such Lender, and otherwise duly completed. The promissory notes described in this Section are each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, called a "Note" and collectively called the "Notes". Each Lender is hereby authorized by Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided, that any failure by such Lender to make any such endorsement shall not affect the obligations of Borrower under such Note or hereunder in respect of such Loan.

         2.7 Use of Proceeds. The proceeds of the Loans shall be used to refinance Indebtedness outstanding under the 1998 Loan Agreement, support the issuance of Letters of Credit, for working capital and general corporate purposes. Neither Agent nor any Lender shall have any responsibility as to the use of any Letter of Credit or any proceeds of the Loans. The Borrower represents and warrants to the Lenders and the Agent that all Loans will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 1D or in the Texas Finance Code.

3.       Borrowings, Payments, Prepayments and Interest Options.

         3.1 Borrowings. Borrower shall give Agent a Request for Extension of Credit to be made hereunder as provided in Section 4.3 hereof and Agent shall promptly notify each Lender of such request. Not later than 11:00 a.m. Houston time on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to Agent at its Principal Office, in immediately available funds, for the account of Borrower. Such amounts received by Agent will be held in an account maintained by Borrower with Agent. The amounts so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account reasonably designated by Borrower.

         3.2 Prepayments.

         (a) Optional Prepayments. Except as provided in Section 3.3 hereof, Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, any Loans at any time or from time to time, provided that Borrower shall give Agent notice of each such prepayment as provided in Section 4.3 hereof. Each optional prepayment on a Loan shall be in an amount equal to a Minimum Advance.

         (b) Borrower shall from time to time on demand by Agent prepay the Loans, provide Cover for Letter of Credit Liabilities or both in such amounts as shall be necessary so that at all times the aggregate outstanding amount of all Obligations (excluding Letter of Credit Liabilities which are subject to Cover) shall be less than or equal to the Revolving Loan Commitment.

         (c) Interest Payments. Accrued and unpaid interest on the unpaid principal balance of the Loans shall be due and payable on the Interest Payment Dates.

         (d) Payments and Interest on Reimbursement Obligations. Borrower will pay to Agent for the account of each Lender the amount of each Reimbursement Obligation on the date on which Agent notifies Borrower of the date and amount of the applicable payment by the Issuer of any drawing under a Letter of Credit. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Sections 5.1 and 5.2 hereof have been satisfied, be paid with the proceeds of Loans. Subject to Section 11.7 hereof, Borrower will pay to Agent for the account of each Lender interest at the applicable Past Due Rate on any Reimbursement Obligation and on any other amount payable by Borrower hereunder to or for the account of such Lender (but, if such amount is interest, only to the extent legally allowed), which shall not be paid in full within five
(5) days after the date due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the expiration of such five (5) day period until the same is paid in full.

         3.3 Interest Options

         (a) Options Available. The outstanding principal balance of the Notes shall bear interest at the Base Rate; provided, that (1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balances of the Notes from time to time outstanding bear interest at a Eurodollar Rate. The records of Agent and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be prima facie evidence of the correctness thereof. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate or the Past Due Rate is to apply. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

         (b) Designation and Conversion. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. So long as no Event of Default has occurred and is continuing and subject to the last sentence of Section 3.3(a) and the provisions of Section 3.3(c), Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the Notes. The Interest Options shall be designated or converted in the manner provided below:

         (i) Borrower shall give Agent telephonic notice, promptly confirmed by a Rate Designation Notice (and Agent shall promptly inform each Lender thereof). Each such telephonic and written notice shall specify the amount of the Loan which is the subject of the designation; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by Borrower. Such telephonic notice shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date.

         (ii) No more than five (5) LIBOR Borrowings shall be in effect with respect to the Loans at any time.

         (iii) Each designation or conversion of a LIBOR Borrowing shall occur on a LIBOR Business Day.

         (iv) Except as provided in Section 3.3(c) hereof, no LIBOR Borrowing shall be converted to a Base Rate Borrowing or another LIBOR Borrowing on any day other than the last day of the applicable Interest Period.

         (v) Each request for a LIBOR Borrowing shall be in the amount equal to a Minimum Advance.

         (vi) Each designation of an Interest Option with respect to the Notes shall apply to all of the Notes ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in any of its Notes when any LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.

         (c)      Special Provisions Applicable to LIBOR Borrowings.

         (i) Options Unlawful. If the adoption of any applicable Legal Requirement after the Closing Date or any change after the Closing Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Closing Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of such Lender to establish or maintain such LIBOR Borrowing shall forthwith be canceled and Borrower shall forthwith, upon demand by Agent to Borrower, (1) convert the LIBOR Borrowing of such Lender with respect to which such demand was made to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

         (ii) Increased Cost of Borrowings. If the adoption after the Closing Date of any applicable Legal Requirement or any change after the Closing Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Closing Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar Rate:

                  (1) subject any Lender to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any LIBOR Borrowing or other amount due hereunder, other than income and franchise taxes (or taxes in lieu thereof) of the United States or its political subdivisions or such other jurisdiction in which the applicable Lender has its principal office or applicable lending office; or

                  (2) change the basis of taxation of payments due from Borrower to any Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of such Lender); or

                  (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation
                           D) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

                  (4) impose on any Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by Agent (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), Borrower shall pay to Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be prima facie evidence of the correctness thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent (which shall notify each affected Lender), either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted; and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion. Each Lender will notify Borrower through Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by Borrower through Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or will take such other action as Borrower may reasonable request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation so to designate a different lending office which is located in the United States of America).

         (iii) Inadequacy of Pricing and Rate Determination. If, for any reason with respect to any Interest Period, Agent (or, in the case of clause 3 below, the applicable Lender) shall have determined (which determination shall be prima facie evidence of the correctness thereof) that:

                  (1) Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

                  (2) by reason of circumstances affecting the applicable market, generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable LIBOR Borrowing requested by Borrower, or

                  (3) as a result of LIBOR market conditions generally, any applicable Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining such LIBOR Borrowing hereunder for any proposed Interest Period, then Agent shall give Borrower notice thereof and thereupon, (A) any Rate Designation Notice previously given by Borrower designating the applicable LIBOR Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

         (iv) Funding Losses. Borrower shall indemnify each Lender against and hold each Lender harmless from any Funding Loss. This indemnity shall survive the payment of the Notes. A certificate of such Lender (explaining in reasonable detail the amount and calculation of the amount claimed) as to any additional amounts payable pursuant to this paragraph submitted to Borrower shall be prima facie evidence of the correctness thereof.

         (d) Funding Offices; Adjustments Automatic; Calculation Year. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

         (e) Funding Sources. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

4.       Payments; Pro Rata Treatment; Computations, Etc.

         4.1      Payments.

         (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower hereunder, under the Notes and under the other Loan Documents shall be made in Dollars, in immediately available funds, to Agent at the Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 11:00 a.m. Houston time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Borrower with Agent or such Lender, as the case may be, in the event that Borrower has not otherwise paid Agent all amounts that are due.

         (b) Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to Agent the Loans or other amounts payable by Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by Agent if such payment is received prior to 11:00 a.m. Houston time (or on the next succeeding Business Day with respect to payments which are received after 11:00 a.m. Houston time), Agent shall pay to the applicable Lender interest on such amount from such date at the Federal Funds Rate. Borrower, the Lenders and Agent acknowledge and agree that this provision and each other provision of this Agreement or any of the other Loan Documents relating to the application of amounts in payment of the Obligations shall be subject to the provisions of
Section 4.2(d) regarding pro rata application of amounts after an Event of Default shall have occurred and be continuing.

         (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in Section 3.3 hereof) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

         (d) All payments by Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes (or taxes in lieu thereof) imposed by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement (such non-excluded items being hereinafter referred to as "Taxes"). If as a result of any change in law (or the interpretation thereof having the force of law) after the date that the applicable Lender became a "Lender" under this Agreement any withholding or deduction from any payment to be made to, or for the account of, a Lender by Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to Agent an official receipt or other documentation reasonably satisfactory to Agent evidencing such payment to such authority; and (iii) pay to Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall be prima facie evidence of the correctness thereof). If a Lender becomes aware that any such withholding or deduction from any payment to be made by Borrower hereunder or under any other Loan Document is required, then such Lender shall promptly notify Agent and Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to Agent and Borrower such forms as it may be required to execute and deliver pursuant to
Section 11.13 hereof. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by Section 11.13 hereof (unless such failure is due to some prohibition under applicable Legal Requirements), Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by Borrower of any material amount under this Section, Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination Borrower shall (i) if Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6; provided, further, that, prior to substitution for any Lender, Borrower shall have given written notice to Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

         4.2 Pro Rata Treatment. Except to the extent otherwise provided herein:
(a) each borrowing from the Lenders under Section 2.1 hereof shall be made ratably from the Lenders in accordance with their respective Revolving Loan Commitments; (b) each payment of revolving loan commitment fees shall be made for the account of the Lenders, and each termination or reduction of the Revolving Loan Commitments of the Lenders under Section 2.3 hereof shall be applied, pro rata, according to the Lenders' respective Revolving Loan Commitments; (c) each payment by Borrower of principal of or interest on the Loans shall be made to Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Lenders; and (d) the Lenders (other than the applicable Issuer) shall purchase from the applicable Issuer participations in each Letter of Credit to the extent of their respective Revolving Loan Commitment Percentages.

         4.3 Certain Actions, Notices, Etc. Notices to Agent of any termination or reduction of Revolving Loan Commitments and of borrowings and optional prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by Agent not later than 11:00 a.m. Houston time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:


                                                                   Number of Business Days
                                                                        Prior Notice
                                                                   -----------------------

Termination or Reduction of Revolving Loan Commitments                        5

Loan repayment                                                            Same day

Borrowing at the Base Rate                                                Same day

Letter of Credit issuance                                                     2

Prepayments required pursuant to Section 3.2(b)                           Same day

Selection of a Eurodollar Rate                                      3 LIBOR Business Days

Each such notice of termination or reduction shall specify the amount of the applicable Revolving Loan Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). Agent shall promptly notify the affected Lenders of the contents of each such notice.

         4.4 Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit) to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, Borrower and, if Borrower fails to pay the amount thereof to Agent forthwith upon demand, the Lenders ratably in proportion to their respective Revolving Loan Commitment Percentages) shall, on demand, pay to Agent the amount made available by Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         4.5 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or lien granted under Section 9.2 hereof), banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, or Reimbursement Obligations or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, or Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, or Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

5.       Conditions Precedent.

         5.1 Initial Loans and Letters of Credit. The obligation of each Lender or each Issuer to make its initial Loans or issue or participate in a Letter of Credit (if such Letter of Credit is issued prior to the funding of the initial Loans) hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the reasonable satisfaction of Agent. The parties hereto acknowledge that certain of said conditions were fulfilled at the time of execution of the 1998 Loan Agreement, and to the extent agreed by Agent and Borrower, said conditions need not be duplicated. Until such time as each of said conditions is fulfilled, the 1998 Loan Agreement shall remain in effect and upon fulfillment of said conditions, this Agreement shall automatically become effective and shall, at such time, amend, restate and supercede the 1998 Loan Agreement.

         (a) Authorization and Status. Agent shall have received from the appropriate Governmental Authorities certified copies of the Organizational Documents (other than by-laws) of each Obligor, and evidence satisfactory to Agent of all action taken by each Obligor authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary of each such party which is a corporation setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby and attaching a copy of its bylaws), together with such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by each Obligor in the jurisdiction of its organization and in each other jurisdiction where the failure in which to qualify would have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of any Obligor.

         (b) Incumbency. Each Obligor shall have delivered to Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents related to any Loan or the issuance of any Letter of Credit and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan or the issuance of any Letter of Credit. Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the applicable Obligor to the contrary.

         (c) Notes. Agent shall have received the appropriate Notes of Borrower for each Lender, duly completed and executed, including that certain note in the original principal amount of $10,000,000.

         (d) Loan Documents. Each Obligor shall have duly executed and delivered the other Loan Documents to which it is a party (including the execution of a Guaranty by each domestic Subsidiary of the Borrower if requested in accordance with Section 7.11 hereof) in such number of copies as Agent shall have requested. Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Agent may approve.

         (e) Fees and Expenses. Borrower shall have paid to Agent all unpaid fees in the amounts previously agreed upon in writing among Borrower and Agent; and shall have in addition paid to Agent all amounts payable under Section 11.3 hereof, on or before the date of this Agreement, except for amounts which Agent, in its sole discretion, agrees may be paid at a later date.

         (f) Insurance. Borrower shall have delivered to Agent certificates of insurance reasonably satisfactory to Agent evidencing the existence of all insurance required to be maintained by each Obligor by this Agreement and the Security Documents.

         (g) Opinions of Counsel. Agent shall have received such opinions of counsel to Obligors as Agent shall reasonably request with respect to Obligors and the Loan Documents.

         (h) Consents. Agent shall have received evidence satisfactory to the Lenders that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and the Letters of Credit and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

         (i) Borrower shall have received at least $30,000,000 net proceeds from an initial public offering of Borrower's stock.

         (j) Lien Priority. The Borrower shall have delivered to the Agent the Title Insurance Policies and such other evidence as to the priority of the Agent's Liens on the Collateral as the Agent or any Lender may reasonably request.

         (k) Modifications to Deeds of Trust. The Borrower shall have delivered to the Agent modifications to the Deed of Trust and the Second Lien Deed of Trust, reflecting the Revolving Loan Maturity Date and containing such other provisions and in a form satisfactory to Agent.

         (l) Other Documents. Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agent may reasonably request, including, without limitation, P(9)b.3 modification endorsements to the existing title policy insuring the Deed of Trust.

         5.2 All Loans and Letters of Credit. The obligation of each Lender to make any Loan to be made by it hereunder or to issue or participate in any Letter of Credit is subject to (a) the accuracy, in all material respects, on the date of such Loan or such issuance of all representations and warranties of each Obligor contained in this Agreement and the other Loan Documents (other than those which became inaccurate because of transactions permitted under the Loan Documents and consummated after the date of the relevant representation);
(b) Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) a Request for Extension of Credit as to the Loan or the Letter of Credit, as the case may be, no later than 11:00 a.m. Houston time on the Business Day on which such Request for Extension of Credit must be given under Section 4.3 hereof, (2) in the case of a Letter of Credit, an Application, and (3) such other documents as Agent may reasonably require; (c) prior to the making of such Loan or the issuance of such Letter of Credit, there shall have occurred no material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower and the Obligors, on a consolidated basis; (d) no Default or Event of Default shall have occurred and be continuing;
(e) the making of such Loan or the issuance of such Letter of Credit shall not be illegal or prohibited by any Legal Requirement; and (f) Borrower shall have paid all fees and expenses of the type described in Section 11.3 hereof and all other fees owed to Agent or any Lender under the Loan Documents which are due and payable, in each case, prior to or on the date of such Loan or such issuance. The submission by Borrower of a Request for Extension of Credit shall be deemed to be a representation and warranty that the conditions precedent to the applicable Loan or Letter of Credit have been satisfied.

6.       Representations and Warranties.

         To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Borrower represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of any Letters of Credit) to the Lenders and Agent as follows:

         6.1 Organization. Each Obligor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in the jurisdiction of its organization and in all jurisdictions in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of any Obligor.

         6.2 Financial Statements. Borrower has furnished to Agent (i) audited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of Borrower as at the end of Borrower's fiscal year ended December 31, 1999, (ii) unaudited consolidating financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the financial condition and the results of operations of Borrower, on a consolidating basis, as at the end of Borrower's fiscal year ended December 31, 1999 and (iii) unaudited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of Borrower as at the end of Borrower's fiscal quarter ended June 30, 2000. No events, conditions or circumstances have occurred from the date that the financial statements were delivered to Agent through the Closing Date which would cause said financial statements to be misleading in any material respect. There are no material instruments or liabilities which should be reflected in such financial statements provided to Agent which are not so reflected.

         6.3 Enforceable Obligations; Authorization. The Loan Documents are legal, valid and binding obligations of each applicable Obligor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents by the Obligors party thereto (a) have all been duly authorized by all necessary action on the part of the Obligors; (b) are within the power and authority of each applicable Obligor; (c) do not and will not contravene or violate any Legal Requirement applicable to any applicable Obligor or the Organizational Documents of any applicable Obligor, the contravention or violation of which would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of any Obligor; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which any Obligor or any of its Property may be bound; and (e) do not and will not result in the creation of any Lien upon any Property of any Obligor, except in favor of Agent or as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained.

         6.4 Other Debt. Neither Borrower nor any of its Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which default would reasonably be expected to have a material adverse effect on
(a) the business, condition (financial or otherwise), operations or Properties of any Obligor; (b) the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole; or (c) the ability of any Obligor to perform its respective obligations under any Loan Document to which it is a party.

         6.5 Litigation. There is no litigation or administrative proceeding, to the knowledge of any executive officer of any Obligor, pending or threatened against, nor any outstanding judgment, order or decree against, any Obligor before or by any Governmental Authority which does or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), operations or Properties of any Obligor; (b) the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole; or (c) the ability of any Obligor to perform its respective obligations under any Loan Document to which it is a party. No Obligor is in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of any Obligor. No Subsidiary of Borrower is in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole.

         6.6 Title. Borrower and each of its Subsidiaries has good and marketable title to its material Property, free and clear of all Liens except Permitted Liens. The Liens of the Security Documents will constitute valid and perfected first and prior Liens on the Collateral, subject to no other Liens whatsoever other than Permitted Liens on Collateral.

         6.7 Taxes. Borrower and each of its Subsidiaries has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained or those which are being contested in good faith.

         6.8 Regulations G, U and X. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose would constitute this transaction a "purpose credit" within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System, as any of them may be amended from time to time.

         6.9 Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries other than those set forth on Exhibit 6.9 hereto.

         6.10 No Untrue or Misleading Statements. No representation or warranty made by Borrower in any Loan Document or in any document, instrument or other writing furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated in any Loan Document does or will contain any untrue material statement of fact or will omit to state any such fact (of which any executive officer of any Obligor has knowledge) necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect.

         6.11 ERISA. With respect to each Plan, Borrower and each member of the Controlled Group have fulfilled their obligations under Title IV of ERISA and the minimum funding standards of ERISA and the Code. No event has occurred which could result in a liability of Borrower or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions in the ordinary course) that would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of any Obligor. There have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any Property of Borrower or any member of the Controlled Group. No "prohibited transaction" has occurred with respect to any Plan.

         6.12 Investment Company Act. No Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

         6.13 Public Utility Holding Company Act. No Obligor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         6.14 Solvency. None of Borrower, any Obligor, or Borrower and its Subsidiaries, on a consolidated basis, is "insolvent," as such term is used and defined in (i) the Bankruptcy Code and (ii) the fraudulent conveyance statutes of the State of Texas.

         6.15 Fiscal Year. The fiscal year of each Obligor ends on December 31.

         6.16 Compliance. Each Obligor is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of any Obligor or the ability of any Obligor to perform its obligations under this Agreement or the Loan Documents to which it is a party. Each Subsidiary of Borrower is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole.

         6.17 Environmental Matters.

         (a) Each Obligor has, to the best knowledge of its executive officers, obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of such Obligor. Each Obligor and its Properties, business and operations have been and are, to the best knowledge of its executive officers, in compliance with all applicable Requirements of Environmental Law and Environmental Permits the failure to comply with which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of such Obligor. Each Obligor and its Properties, business and operations are not subject to any (A) Environmental Claims or (B) to the best knowledge of its executive officers (after making reasonable inquiry of the personnel and records of such Obligor), Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of such Obligor. None of the officers of any Obligor has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of such Obligor. Borrower does not know of any event or condition with respect to currently enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of the Properties of any Obligor which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of such Obligor, for which such Obligor has not made good faith provisions in its business plan and projections of financial performance.

         (b) Each Subsidiary of Borrower has, to the best knowledge of such Subsidiary's executive officers, obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of Borrower and its Subsidiaries taken as a whole. Each Subsidiary of Borrower and such Subsidiary's Properties, business and operations have been and are, to the best knowledge of such Subsidiary's executive officers, in compliance with all applicable Requirements of Environmental Law and Environmental Permits the failure to comply with which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of Borrower and its Subsidiaries taken has a whole. Each Subsidiary of Borrower and such Subsidiary's Properties, business and operations are not subject to any (A) Environmental

Claims or (B) to the best knowledge of its executive officers (after making reasonable inquiry of the personnel and records of such Obligor), Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of Borrower and its Subsidiaries taken as a whole. None of the officers of any Subsidiary of Borrower has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of Borrower and its Subsidiaries taken as a whole. Borrower does not know of any event or condition with respect to currently enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of the Properties of any Subsidiary of Borrower which would reasonably be expected to have a material adverse effect on the Properties, liabilities, condition (financial or otherwise), business or operations of Borrower and its Subsidiaries taken as a whole, for which Borrower has not made good faith provisions in its business plan and projections of financial performance for Borrower and its Subsidiaries taken as a whole.

         7. Affirmative Covenants.

         Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will do or cause to be done, and cause each of its Subsidiaries (unless limited by the language of the applicable provision to less than all of such Subsidiaries) to do or cause to be done, each and all of the following:

         7.1 Taxes, Existence, Regulations, Property, Etc. At all times (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all jurisdictions where such failure to qualify would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of (1) any Obligor or (2) Borrower and its Subsidiaries taken as a whole; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, the noncompliance with which would reasonably be expected to have a material adverse effect on (1) the business, condition (financial or otherwise), operations or Properties of (A) any Obligor; or (B) Borrower and its Subsidiaries taken as a whole, or (2) the ability of any Obligor to perform its obligations under any Loan Document to which it is a party; and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to such Property as may be reasonably necessary to conduct its business properly and efficiently.

         7.2 Financial Statements and Information. Furnish to Agent and each Lender each of the following: (a) as soon as available and in any event within 120 days after the end of each applicable fiscal year, beginning with the fiscal year ending on December 31, 2000, Annual Financial Statements of Borrower; (b) as soon as available and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter) of each applicable fiscal year, Quarterly Financial Statements of Borrower; (c) concurrently with the financial statements provided for in Sections 7.2(a) and 7.2(b) hereof, such schedules, computations and other information, in reasonable detail, as may be required by Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by the president, the chief financial officer or the treasurer of Borrower (or other authorized officer approved by Agent) as true and correct in all material respects to the best knowledge of such officer and, commencing with the quarterly financial statement prepared as of September 30, 2000, a compliance certificate ("Compliance Certificate") in the form of Exhibit 7.2 hereto, duly executed by such authorized officer; (d) by January 31 of each fiscal year, Borrower's annual business plan for such fiscal year (including its balance sheet and income and cash flow projections for such fiscal year); and (e) such other information relating to the condition (financial or otherwise), operations, prospects or business of Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Agent.

         7.3 Financial Tests. Borrower will have and maintain:

                  (a) Tangible Net Worth - Tangible Net Worth, at any time during the term hereof, of not less than the sum of:

                           (1) the greater of: (i) $95,000,000 or (ii) the sum of: (A) $65,971,000.00 (namely, 80% of the Tangible Net Worth, as of June 30, 2000) plus (B) 80% of the net proceeds realized by the Borrower from the initial public offering of its stock on the Effective Date, plus

                           (2) 50% of the net income (if positive) of Borrower and its Subsidiaries, on a consolidated basis, for each Computation Period, commencing with the Computation Period ending December 31, 2000, plus

                           (3) 100% of the net proceeds (whether cash or non-cash) realized from the issuance after the Effective Date of any equity securities by Borrower or its Subsidiaries to any Person other than the Borrower or another Subsidiary.

                  For purposes of this Section 7.3(a), the term "Computation Period" shall mean (i) the period from July 1, 2000 through December 31, 2000 and (ii) each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2001.

                  (b) Debt to Capitalization Ratio - a Debt to Capitalization Ratio of not greater than 45% at any time during the term hereof.

                  (c) Interest Coverage Ratio - an Interest Coverage Ratio of not less than the amount set forth for the period ending below:

                      From December 31, 1999 through December 31, 2000     2.0 - 1.0
                      After December 31, 2000                              2.5 - 1.0

                  (d) A Leverage Ratio of not greater than 3.0 to 1.0 at any time during the term hereof.

         7.4 Inspection. Subject to Section 11.16 hereof, permit Agent and each Lender upon 3 days' prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property, to examine its files, books and records, except privileged communication with legal counsel and classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as Agent or such Lender may reasonably desire.

         7.5 Further Assurances. Promptly execute and deliver, at Borrower's expense, any and all other and further instruments which may be reasonably requested by Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents.

         7.6 Books and Records. Maintain books of record and account which permit financial statements to be prepared in accordance with GAAP.

         7.7 Insurance. Borrower will (and will cause each of its Subsidiaries to) maintain insurance with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the applicable Corporation operates or as Agent may otherwise reasonably require, and furnish Agent satisfactory evidence thereof promptly upon request therefor. Agent shall be provided with copies of the policies of insurance and a certificate of the insurer that the insurance required by this Section may not be canceled, reduced or affected in any material manner without thirty (30) days' prior written notice to Agent. These insurance provisions are cumulative of the insurance provisions of the Security Documents.

         7.8 Notice of Certain Matters. Give Agent written notice of the following promptly after any executive officer of Borrower shall become aware of the same:

         (a) the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the initiation of any litigation, or any claim or controversy which would reasonably be expected to result in the initiation of any litigation, seeking any such injunction, order or other restraint;

         (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims in excess of $5,000,000 against Borrower or any of its Subsidiaries or which may reasonably be expected to result in a Default hereunder; and

         (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with the respect thereto.

Borrower will also notify Agent in writing at least 30 days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

         7.9 Capital Adequacy. If any Lender shall have determined that the adoption or effectiveness after the Closing Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the Closing Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or under the Letters of Credit, the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section, after demand by such Lender (with a copy to Agent) as provided below, pay (subject to Section 11.7 hereof) to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof and reasons therefor shall be delivered as soon as practicable to Borrower and shall be prima facie evidence of the correctness thereof. Borrower shall pay the amount shown as due on any such certificate within five (5) Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

         7.10 ERISA Information and Compliance. Promptly furnish to Agent (i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan,
(ii) if requested by Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of Borrower or the applicable member of the Controlled Group specifying the nature thereof, what action Borrower or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto, (iv) promptly after the filing or receiving thereof by Borrower or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by Borrower or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, Borrower will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of any Obligor. Borrower covenants that it shall and shall cause each member of the Controlled Group to
(1) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in a timely manner with respect to each Plan all notices and reports required under the terms of ERISA including but not limited to annual reports; and (3) pay in a timely manner all required PBGC premiums, in each case, except to the extent that failure to do the same would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of any Obligor.

         7.11 New Subsidiaries. Borrower will promptly notify the Agent of the creation of any Subsidiary under the laws of the United States or any state or territory thereof ("Domestic Subsidiary") and any Subsidiary under the laws of any foreign jurisdiction ("Foreign Subsidiary"), and will: (i) in the case of any Domestic Subsidiary, deliver to the Agent a stock certificate and stock power evidencing all of the ownership of such Domestic Subsidiary held by borrower (or any of Borrower's other Subsidiaries) and in the case of any Foreign Subsidiary, deliver to the Agent a stock certificate and stock power evidencing sixty-five percent (65%) of the ownership of such Foreign Subsidiary held by Borrower (or any of Borrower's other Subsidiaries) and (ii) execute such additional documents or modifications to the Loan Documents as required to insure Agent holds a perfected security interest in such stock and, upon request by the Agent, will cause any such Subsidiary to execute a Guaranty guarantying the Obligations.

         8. Negative Covenants.

         Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any of its Subsidiaries to, do any of the following:

         8.1 Borrowed Money Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (a) Indebtedness under this Agreement and the other Loan Documents, (b) the Long Term Debt and (c) other Indebtedness allowed by Noteholder under the documents governing the Long Term Debt.

         8.2 Liens. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts or General Intangibles other than those existing as of the Closing Date and described on Exhibit 8.2; provided, however, that Borrower and any of its Subsidiaries may create or suffer to exist Permitted Liens and engage in transactions permitted by Section 8.4 hereof.

         8.3 Contingent Liabilities. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed to Agent in the financial statements delivered on or prior to the Closing Date pursuant to Section 6.2 hereof (but not increases of such obligations after the Closing Date), and (c) those liabilities permitted under
Section 8.1 hereof.

         8.4 Mergers, Consolidations and Dispositions of Assets. In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation unless and so long as
(i) no Default or Event of Default has occurred that is then continuing, (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default, (iii) an Obligor is the surviving Person; (iv) the surviving Person ratifies and assumes each Loan Document to which any party to such merger was a party, and (v) Agent is given at least ten days' prior notice of such merger or consolidation; (c) sell, convey or lease all or any part of its assets, except for (1) sales of Inventory in the ordinary course of business; (2) dispositions of assets, including Collateral, having an aggregate net book value (such net book value being determined immediately after the consummation of each such disposition) during the then current fiscal year of the Company of no more than 15% of the Total Capitalization of the Company and the Subsidiaries minus all intangibles, as such term is defined in the definition of Tangible Net Worth, determined as of the last day of the then most recently ended twelve (12) month period, with the first twelve (12) month period beginning on the Effective Date, provided, however, that the aggregate net book value of all assets (other than (x) the real property located in Humble, Texas subject to the Deed of Trust and the Second Lien Deed of Trust, and (y) the California real property that has been released from the Lien of the Security Documents) sold in accordance with the terms of this subsection (c)(2) hereof during the term of this Agreement shall not exceed Twenty Million and No/100 Dollars ($20,000,000) and further provided that, if requested by the Borrower in connection with any such sale and after receipt by the Agent of a letter from the Noteholders (as said term is defined in the Collateral Agency Agreement) confirming that the Borrower is entitled to the net proceeds of the sale of such assets, which letter is substantially in the form of that attached hereto as Exhibit 8.4 or in a form reasonably satisfactory to the Agent, the Agent, in its capacity as Agent and as Collateral Agent under the Collateral Agency Agreement, shall execute releases as are reasonably necessary to evidence the release of its Liens in the property so sold; provided, however, the Liens on the real property located in Humble, Texas subject to the Deed of Trust and the Second Lien Deed of Trust shall be released only in accordance with the terms of said Deed of Trust and Second Lien Deed of Trust; and (3) dispositions of Collateral (other than Inventory) in connection with the obsolescence or replacement thereof, or (d) except for Liens in favor of Agent in its capacity as Agent and as Collateral Agent under the Collateral Agency Agreement, pledge, transfer or otherwise dispose of any equity interest in any of Borrower's Subsidiaries or any Indebtedness of any of Borrower's Subsidiaries or issue or permit any Subsidiary of Borrower to issue any additional equity interest.

         8.5 Redemption, Dividends and Distributions. (a) Borrower will not, and will not permit any of its Subsidiaries to, at any time, declare or make, or incur any liability to declare or make, any dividend, distribution, redemption, payment or similar item in respect of any of its shareholders or holders of its Indebtedness (collectively, a "Restricted Payment") unless, immediately after giving effect to such action, no Default or Event of Default would exist (including, without limitation, under Section 7.3 hereof) and Borrower would be permitted by the provisions of Section 8.1 hereof and Section 10.1 of the Note Agreement to incur at least $1.00 of additional Funded Debt (other than Funded Debt owing to a Subsidiary or Funded Debt incurred pursuant to clauses (a) through (d), inclusive, of said Section 10.1).

         (c) Notwithstanding the above, any Subsidiary may always pay dividends of any kind to Borrower.

         8.6 Nature of Business. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

         8.7 Transactions with Related Parties. Enter into any transaction or agreement with any officer, director or holder of any equity interest in Borrower or any of its Subsidiaries (or any Affiliate of any such Person) other than transactions among Obligors, unless the same is upon terms substantially similar to (or more favorable to the relevant Obligor than) those obtainable from wholly unrelated sources (to the best knowledge of the executive officers of the applicable Corporation or Affiliate, after making reasonable inquiry of the personnel and records of the applicable Corporation or Affiliate).

         8.8 Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except
(a) Permitted Investments; (b) Investments disclosed to Agent in the financial statements delivered on or prior to the Closing Date pursuant to Section 6.2 hereof (but not increases in such Investments after the Closing Date); (c) Investments in any Obligor; (d) advances to Subsidiaries which are not Obligors, but the aggregate of such advances may not exceed $5,000,000 at any one time outstanding; and (e) normal and reasonable advances in the ordinary course of business to directors, officers and employees.

         8.9 Intentionally omitted.

         8.10 Organizational Documents. Amend, modify, restate or supplement any of its Organizational Documents if such action would reasonably be expected to materially and adversely affect any Loan or Obligation or the abilities of Borrower to perform its Obligations under any Loan Document, unless such action shall be consented to in writing by Agent.

         8.11 Unfunded Liabilities. Allow any Unfunded Liabilities after the Closing Date to arise or exist in an aggregate amount in excess of $8,000,000.

         8.12 Operating Lease Expenses. Incur operating lease expenses (excluding lease payments under capital leases) for Borrower and its Subsidiaries in the aggregate in any fiscal year in excess of $5,000,000.

         8.13 Subordinated Indebtedness. Except as expressly permitted by the relevant subordination agreement or in writing by the Majority Lenders, amend, modify or obtain or grant a waiver of any provision of any document or instrument evidencing any Subordinated Indebtedness or prepay, purchase, redeem, retire or otherwise acquire for value, deposit any monies with any Person with respect to or make any payment or prepayment of the principal of or any other amount owing in respect of, any Subordinated Indebtedness.

         8.14 Negative Pledges. Enter into any agreement or contract which limits or restricts in any way the granting of Cover.

         8.15 Amendment to Long Term Debt. Borrower will not (i) shorten the maturity of the Long Term Debt, or (ii) amend any of the financial covenants in any documents evidencing, describing or securing the Long Term Debt, or any other Indebtedness permitted hereby, in any way that is less favorable to Borrower than the comparable terms that exist in the Loan Agreement or the Loan Documents.

         9. Defaults and Remedies.

         9.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur, then Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following: (1) without notice to Borrower or any other Person, declare the Revolving Loan Commitments terminated (whereupon the Revolving Loan Commitments shall be terminated) and/or accelerate the Revolving Loan Termination Date to a date as early as the date of termination of the Revolving Loan Commitments; (2) terminate any Letter of Credit allowing for such termination, by sending a notice of termination as provided therein and require Borrower to provide Cover for outstanding Letters of Credit; (3) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided that in the case of the occurrence of an Event of Default with respect to any Obligor referred to in clause (f), (g) or (h) of this Section 9.1, the Revolving Loan Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; and (4) exercise any or all other rights and remedies available to Agent or any of the Lenders under the Loan Documents, at law or in equity:

                  (a) Payments - (i) any Obligor shall fail to make any payment or required prepayment of any installment of principal on the Loans or any Reimbursement Obligation payable under the Notes, this Agreement or the other Loan Documents when due or (ii) any Obligor fails to make any payment or required prepayment of interest with respect to the Loans, any Reimbursement Obligation or any other fee or amount under the Notes, this Agreement or the other Loan Documents when due and such failure to pay continues unremedied for a period of five days; or

                  (b) Other Obligations - Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $5,000,000 including, without limitation, the Long Term Debt (other than the Loans and Reimbursement Obligations) and such default shall continue beyond any applicable period of grace; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

                  (c) Representations and Warranties - any representation or warranty made or deemed made by or on behalf of any Obligor in this Agreement or any other Loan Document or in any certificate furnished or made by any Obligor to Agent or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified; or

                  (d) Affirmative Covenants - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in Section 7.3 hereof, (ii) default shall be made in the due observance or performance of any of the covenants or agreements contained in Sections 7.2, 7.4, 7.7 or 7.8 hereof and, in each case, such default continues unremedied for a period of 20 days after (x) notice thereof is given by Agent to Borrower or (y) such default otherwise becomes known to any executive officer of Borrower,



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

         whichever is earlier, or (iii) default is made in the due observance or performance of any of the other covenants and agreements contained in
         Section 7 hereof or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by Agent to Borrower or (y) such default otherwise becomes known to any executive officer of Borrower, whichever is earlier; or

                  (e) Negative Covenants - default is made in the due observance or performance by Borrower of any of the other covenants or agreements contained in Section 8 of this Agreement or of any other negative covenant of any Obligor contained in this Agreement or any other Loan Document; or

                  (f) Involuntary Bankruptcy or Receivership Proceedings - a receiver, conservator, liquidator or trustee of Borrower or any of its Subsidiaries or of any of their respective Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days; or Borrower or any of its Subsidiaries is adjudicated bankrupt or insolvent; or any of such Person's Property is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against Borrower or any of its Subsidiaries under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

                  (g) Voluntary Petitions or Consents - Borrower or any of its Subsidiaries commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

                  (h) Assignments for Benefit of Creditors or Admissions of Insolvency - Borrower or any of its Subsidiaries makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of such Corporation or of all or any substantial part of its Property; or

                  (i) Undischarged Judgments - a final non-appealable judgment or judgments for the payment of money exceeding, in the aggregate, $2,000,000 (exclusive of amounts covered by insurance or indemnity) is rendered by any court or other governmental body against Borrower or any if its Subsidiaries and such Corporation does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof; or

                  (j) Invalid Lien - the Borrower shall claim, or any court shall find or rule, that the Agent does not have a valid Lien as provided for herein on any material portion of the Collateral; or

                  (k) Collateral - the sale, encumbrance or abandonment (except as otherwise expressly permitted by this Agreement) of any material portion of the Collateral; or the making of any levy, seizure or attachment thereof or thereon; or the uninsured loss, theft, substantial damage, or destruction of any material portion of the Collateral; or

                  (l) Concealment - Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

                  (m) Ownership Change or Encumbrance - any Person other than Borrower shall own more than fifty percent (50%) of the outstanding equity interest in any Subsidiary of Borrower (other than directors' qualifying shares mandated by applicable law and, if a Subsidiary is organized in a foreign jurisdiction and the applicable laws of such jurisdiction require such Subsidiary to be partially owned by the government or individual or corporate citizens of such jurisdiction in order for such Subsidiary to transaction business in such jurisdiction, the interest of such government and/or citizens in such Subsidiary) or any Person shall acquire any Lien on Borrower's interest in and to the equity interest in any Subsidiary of Borrower (other than the Noteholder's Liens pursuant to the Security Documents on a pari passu basis with the Lenders' Liens) or any Change of Control shall occur; or

                  (n) Uninsured Loss - Borrower and its Subsidiaries shall be the subject of uninsured or unindemnified casualty losses exceeding, in the aggregate, $5,000,000 during the term hereof; or

         9.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by Borrower and the other Obligors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final (but excluding the funds held in accounts clearly designated as escrow or trust accounts held by Borrower or any other Obligor for the benefit of Persons which are not Affiliates of any Obligor, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or Property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower or any other Obligor against any and all of the Obligations irrespective of whether or not such Lender or Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Should the right



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

of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to Borrower pro rata in accordance with their Revolving Loan Commitments. Each Lender agrees to promptly notify Borrower and Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which Agent or the Lenders may have. This Section is subject to the terms and provisions of Sections 4.5 and 11.7 hereof.

         9.3 Collateral Account. Borrower hereby agrees, in addition to the provisions of Section 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by Agent or the Majority Lenders (through Agent), pay to Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit issued for the account of Borrower, which funds shall be held by Agent as Cover; Agent shall release such Cover upon Borrower's request if (a) no Default or Event of Default then exists and (b) the release of such Cover would not give Agent the right to demand a prepayment pursuant to Section 3.2(b) hereof.

         9.4 Preservation of Security for Unmatured Reimbursement Obligations. In the event that, following (i) the occurrence and during the continuation of an Event of Default and the exercise of any rights available to Agent or any Lender under the Loan Documents and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Notes, any Letters of Credit shall remain outstanding and undrawn, Agent shall be entitled to hold (and Borrower and each other Obligor hereby grants and conveys to Agent a security interest in and to) all cash or other Property ("Proceeds of Remedies") realized or arising out of the exercise of any rights available under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit; provided, however, that the aggregate Proceeds of Remedies may not exceed the Obligations. Such Proceeds of Remedies shall be held for the ratable benefit of the Lenders. The rights, titles, benefits, privileges, duties and obligations of Agent with respect thereto shall be governed by the terms and provisions of this Agreement. Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit and/or the payment of any Lender's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. Nothing in this Section shall cause or permit an increase in the maximum amount of the Obligations permitted to be outstanding from time to time under this Agreement.

         9.5 Remedies Cumulative. To the maximum extent not prohibited by applicable law, no remedy, right or power conferred upon Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

10.      Agent.

         10.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder, under the Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any Loan Documents executed in favor of Agent shall be held by Agent for the ratable benefit of the Lenders. Agent ("Agent" as used in this Section 10 shall include reference to its Affiliates and its own and its Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender;
(b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any Property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Majority Lenders; (d) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence or willful misconduct; (e) shall not be bound by or obliged to recognize any agreement among or between Borrower and any Lender to which Agent is not a party, regardless of whether Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; and (h) shall not be responsible for the acts or edicts of any Governmental Authority. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that Agent shall have no greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500). In any foreclosure proceeding concerning any collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding, Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Obligations, and Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Lenders.

         10.2 Reliance. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for Borrower), independent accountants and other experts selected by Agent. Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of Agent under this Agreement or any other Loan Document, then and in any of such events Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         10.3 Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that Agent receives such a Notice of Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Section
10.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

         10.4 Material Written Notices. In the event that Agent receives any written notice of a material nature from Borrower or any Obligor under the Loan Documents, Agent shall promptly inform each of the Lenders thereof.

         10.5 Rights as a Lender. With respect to its Revolving Loan Commitments and the Loans made and Letter of Credit Liabilities, Bank One in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with Borrower (and any of its Affiliates) as if it were not acting as Agent, and Agent may accept fees and other consideration from Borrower (in addition to the fees heretofore agreed to between Borrower and Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         10.6 Indemnification. The Lenders agree to indemnify Agent (to the extent not reimbursed under Section 2.2(c), Section 11.3 or Section 11.4 hereof, but without limiting the obligations of Borrower under said Sections 2.2(c),
11.3 and 11.4), ratably in accordance with the sum of the Lenders' respective Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Sections 2.2(c), 11.3 and 11.4 hereof, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 10.6 shall survive the termination of this Agreement and the repayment of the Obligations.

         10.7 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to Borrower and each other Obligor that it has, independently and without reliance on Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and each other Obligor and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, under the Letters of Credit or the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their affiliates) which may come into the possession of Agent.

         10.8 Failure to Act. Except for action expressly required of Agent hereunder, under the Letters of Credit or under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 10.6 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         10.9 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Borrower, and Agent may be removed at any time with or without cause by the Majority Lenders; provided, that Agent shall continue as Agent until such time as any successor shall have accepted appointment as Agent hereunder. Upon any such resignation or removal, (i) the Majority Lenders without the consent of Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to Borrower its Principal Office referred to in
Section 3.1 and Section 4 hereof. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         10.10 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and Agent. The relationship between the Lenders, on the one hand, and Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute Agent as trustee or other fiduciary for any Lender or to impose on Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

11.      Miscellaneous.

         11.1 Waiver. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

         11.2 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy (confirmed by mail), cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section) (i) as to Borrower, to Agent, (ii) as to Agent, to Borrower and to each Lender, and (iii) as to any Lender, to Borrower and Agent. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (i) transmitted by telex or telecopier or delivered to the telegraph or cable office, (ii) personally delivered, (iii) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (iv) three Business Days after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

         11.3 Expenses, Etc. Whether or not any Loan is ever made or any Letter of Credit ever issued, Borrower shall pay or reimburse within 30 days after written demand (a) Agent for paying the reasonable fees and expenses of legal counsel to Agent, together with the reasonable fees and expenses of each local counsel to Agent, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the other Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) Agent for any lien search fees; (c) Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of the Loans or any of the Loan Documents (including, without limitation, the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) of the Loans and Letter of Credit Liabilities; (d) Agent for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (e) Agent for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any document referred to herein; and (f) following the occurrence and during the continuation of an Event of Default (or, in connection with the protection of the Collateral, after a Default), any Lender or Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or Agent to satisfy any obligation of any Obligor under this Agreement or any other Loan Document, to appraise, evaluate, monitor, administer and protect the Collateral, to realize on the Collateral, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or Agent under this Agreement or any other Loan Document, including, without limitation and to the maximum extent not prohibited by applicable law, reasonable fees and expenses incurred in connection with such Lender's or Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 of the Bankruptcy Code and fees and expenses incurred in connection with any action pursuant to Section 1129 of the Bankruptcy Code and all other customary out-of-pocket expenses incurred by such Lender or Agent in connection with such matters, together with interest thereon at the Past Due Rate on each such amount until the date of reimbursement to such Lender or Agent; but (x) no right or option granted by the Borrower to the Agent or any Lender pursuant to any Loan Document shall be deemed to impose or admit a duty on the Agent or any Lender to supervise, monitor or control any aspect of the character or condition of any of the Collateral or any operations conducted in connection with it for the benefit of the Borrower or any other Person, and (y) the performance by the Agent or any Lender of an agreement, covenant or obligation of the Borrower under any Loan Document which the Borrower has not performed shall not be considered or constitute a cure of such default or a waiver of the Agent's or any Lender's right at any time after an Event of Default to exercise its rights and remedies under the Loan Documents and applicable law. Without limiting any of the foregoing, in addition to all other payments required hereunder, Borrower hereby agrees to pay to Agent, for its services as Collateral Agent, the following fees: (i) all actual out of pocket expenses incurred in its role as Collateral Agent, (ii) an annual fee of $15,000.00, payable upon the execution of this Agreement and on each anniversary hereof.

         11.4 Indemnification. Borrower shall indemnify each of Agent, the Lenders, and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by Borrower of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Lender hereunder; (ii) breach by any Obligor of this Agreement or any other Loan Document; (iii) violation by any Obligor of any Legal Requirement; (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrower shall reimburse Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; or (v) taxes (excluding income taxes and franchise taxes) payable or ruled payable by any Governmental Authority in respect of the Obligations or any Loan Document, together with interest and penalties, if any; provided, however, that Borrower shall not have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person or with respect to any disputes between or among any and all of Agent, Lenders and Issuers. Nothing in this Section is intended to limit the obligations of Borrower under any other provision of this Agreement. Agent and each Lender, respectively, shall indemnify Borrower and hold Borrower harmless from and against the gross negligence or willful misconduct of Agent or such Lender, as the case may be.

         11.5 Amendments, Etc. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against Borrower unless the same shall be agreed or consented to in writing by Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any Revolving Loan Commitment of any of the Lenders (or reinstate any termination or reduction of the Revolving Loan Commitments) or subject any of the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation or fee payable to such Lender hereunder; (c) postpone or extend the Revolving Loan Maturity Date, the Revolving Loan Termination Date, the Revolving Loan Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in Section 9.1(a) hereof; (d) change the percentage of any of the Revolving Loan Commitments or of the aggregate unpaid principal amount of any of the Loans and Letter of Credit Liabilities, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.2(c), 7.9, 11.3 or 11.4 hereof or this Section 11.5; (f) release any Person from liability under a Guaranty; or (g) modify the provisions of Sections 4.1(b) or 4.2 hereof regarding pro rata application of amounts after an Event of Default shall have occurred and be continuing. Notwithstanding anything in this
Section 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to Section 10 without the consent of Agent to the extent it affects Agent, as Agent.

         11.6 Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and the Lenders and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes, Revolving Loan Commitments or interests in Letters of Credit, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; provided, however, the pro rata treatment of payments, as described in Section
4.2 hereof, shall be determined as if such Lender had not sold such participation. Any Lender that sells one or more participations to any Person shall not be relieved by virtue of such participation from any of its obligations to Borrower under this Agreement relating to the Loans. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders and (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans.

         (b) Each Lender may assign to one or more Lenders or any Eligible Assignee all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the Revolving Loan Commitments of the assigning Lender subject to each such assignment shall in no event be less than $5,000,000; (ii) other than in the case of an assignment to another Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Lender or to a Federal Reserve Bank, Agent and, so long as no Event of Default shall have occurred and be continuing, Borrower must each give its prior written consent, which consent shall not be unreasonably withheld; and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance an Assignment and Acceptance in the form of Exhibit 11.6(b) hereto (each an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $3,000 paid by the assignee (for which Borrower will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the Commitments). Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.2 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;
(v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

         (d) The entries in the records of Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Revolving Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person the name of which is recorded in the books and records of Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

         (e) Upon Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment (to the extent consent is required), Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and
(iii) give prompt notice thereof to Borrower. Within five Business Days after receipt of notice, Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to the Revolving Loan Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Revolving Loan Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Revolving Loan Commitment retained by it hereunder. Such new Notes shall be in an aggregate maximum principal amount equal to the aggregate maximum principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the respective Note. Thereafter, such surrendered Notes shall be marked renewed and substituted and the originals thereof delivered to Borrower (with copies, certified by Borrower as true, correct and complete, to be retained by Agent).

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6 but subject to Section 11.16 hereof, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower.

         11.7 Limitation of Interest. Borrower and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this Section 11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, Section 9.1 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this Section 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. The Borrower, the Lenders and the Agent expressly agree, pursuant to Chapter 346 ("Chapter 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to any Loan Document or to any Obligation, and that none of them shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

         11.8 Survival. The obligations of Borrower under Sections 2.2(c), 2.2(d), 7.9, 11.3 and 11.4 hereof and all other obligations of Borrower in any other Loan Document (to the extent stated therein), the obligations of each Issuer under the last sentence of Section 2.2(b)(iii) and the obligations of the Lenders under Sections 10.5 and 11.7 hereof, shall, notwithstanding anything herein to the contrary, survive the repayment of the Loans and Reimbursement Obligations and the termination of the Revolving Loan Commitments and the Letters of Credit.

         11.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         11.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

         11.11 Governing Law. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         11.12 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

         11.13 Tax Forms. Each Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by Borrower or Agent, provide Agent and Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender, Borrower and Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. Unless Borrower and Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or Agent shall withhold taxes from such payments at the applicable statutory rate.

         11.14 Conflicts Between This Agreement and the Other Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

         11.15 Limitation on Charges; Substitute Lenders; Non-Discrimination. Anything in Section 2.2(d), 3.3(c) or 7.9 notwithstanding:

                  (1) Borrower shall not be required to pay to any Lender reimbursement with regard to any costs or expenses described in such Sections, unless such Lender notifies Borrower of such costs or expenses within 90 days after the date paid or incurred;

                  (2) none of the Lenders shall be permitted to pass through to Borrower charges and costs under such Sections on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

                  (3) if any Lender elects to pass through to Borrower any material charge or cost under such Sections or elects to terminate the availability of LIBOR Borrowings for any material period of time, Borrower may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination Borrower shall (i) if Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or
         (ii) have arranged for another financial institution approved by Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6; provided further that, prior to substitution for any Lender, Borrower shall have given written notice to Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Revolving Loan Commitments in order to replace the affected Lender in lieu of such substitution.

         11.16 Disclosure to Other Persons; Confidentiality. Agent and each Lender agree that it may deliver copies of any financial statements and other documents or information delivered to it and disclose any other information disclosed to it by or on behalf of Borrower or any Subsidiary of Borrower in connection with or pursuant to this Agreement and the other Loan Documents only to:

                  (i) its directors, officers, employees and professional consultants, but only in connection with extensions of credit and proposed extensions of credit to the Borrower and/or some or all of its Subsidiaries (collectively, "Credit Transactions");

                  (ii) any other Lender, but only in connection with Credit Transactions;

                  (iii) any Person to which such Lender offers to sell its Note or any part thereof, provided that each such Person agrees in writing before such disclosure to observe the confidentiality standards described in this Section (including but not limited to the restriction on the use of Confidential Information only in connection with Credit Transactions);

                  (iv) any Person to which such Lender sells or offers to sell a participation in all or any part of its Note, provided that each such Person agrees in writing before such disclosure to observe the confidentiality standards described in this Section (including but not limited to the restriction on the use of Confidential Information only in connection with Credit Transactions);

                  (v) any federal or state regulatory authority having jurisdiction over it;

                  (vi) any other Person to which such delivery or disclosure may be necessary or reasonably appropriate in response to any subpoena or other legal process or investigative demand; and

                  (vii) any other Person in connection with any litigation involving any obligation, right or remedy of Agent or any Lender under the Loan Documents.

         Subject to the foregoing, Agent and each Lender hereby agrees to use its best efforts to hold in confidence and not to disclose any Confidential Information; provided, that such Person will be free, after notice to Borrower, to correct any false or misleading information which may become public concerning its relationship to Borrower. For the purpose of this Section, the term "Confidential Information" shall mean information about Borrower or any Subsidiary of Borrower furnished by Borrower or any such Subsidiary, but does not include any information which (i) is publicly known, or otherwise known to such holder, at the time of disclosure; (ii) subsequently becomes publicly known, but not through any act or omission by such holder; or
(iii) otherwise becomes known to such holder other than through disclosure by Borrower or any Subsidiary of Borrower.

         The Borrower shall be entitled to equitable relief by way of injunction if the Agent, any Lender, any Transferee or any representative of the Agent, any Lender or any Transferee breaches or threatens to breach any of the provisions of this Section.

         11.17 Conditional Release of Collateral. (a) If at any time the Borrower obtains an investment grade rating, same being defined as a senior unsecured rating of (i) BBB- by Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., or (ii) Baa3 by Moody's Investors Service (to the extent a split rating prevails, the lower rating cannot be more than one level below the higher) or (b) a National Association of Insurance Commissioners senior unsecured rating of 2 or higher, the Agent and the Lenders agree that Collateral shall no longer be required to secure the Obligations and all of the Security Documents shall, upon request of the Borrower and payment by the Borrower of all reasonable expenses incidental thereto, be released promptly. In consideration thereof, the Borrower hereby agrees with the Agent and the Lenders, if at any time it does not maintain such investment credit rating that it will thereafter, promptly upon request of the Agent, execute such Security Documents, in form and substance reasonably satisfactory to Agent and the Majority Lenders, as Agent shall request to reinstate the liens and security interests that exist in the Collateral under the Security Documents, as of the Closing Date.

         (b) To the extent that the Borrower has not obtained the requisite senior unsecured credit rating as determined above, then based upon achieving all of the following financial measurements at the end of any fiscal quarter or year, the Collateral shall no longer be required so long as the Borrower maintains the required financial measurements as set forth below:

                  (i) Minimum Interest Coverage Ratio (which shall exclude Rent Expense in the calculation thereof) of 8.0 to 1.0

                  (ii)     Maximum Leverage Ratio of 1.75 to 1.0

                  (iii)    Maximum Debt to Capitalization Ratio of 35%

                  (iv) Minimum trailing twelve month revenues determined in accordance with GAAP of $250MM

                  (v) Minimum shareholder's equity determined in accordance with GAAP of $200MM.

         (c) Notwithstanding the foregoing, in the event the Senior Notes are still outstanding when the foregoing conditions are satisfied, the Agent and the Lenders shall not release any Collateral pursuant to the foregoing provisions until and unless the Noteholder (i) simultaneously releases its liens in and to the Collateral, (ii) agrees that, in the event the liens and security interests are reinstated in accordance with the foregoing, the form of security documents reinstating said liens and security interests shall be in substantially the same form as the Security Documents, and (iii) executes an intercreditor agreement in substantially the same form as the Collateral Agency Agreement.

         11.18 Final Agreement. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Closing Date.

                                        HYDRIL COMPANY,
                                        a Delaware corporation



                                        By: /s/ MICHAEL C. KEARNEY
                                           ------------------------------------
                                        Name:  Michael C. Kearney
                                        Title: Vice President and CFO



                                        By: /s/ ANDREW W. RICKS
                                           ------------------------------------
                                        Name:  Andrew W. Ricks
                                        Title: Treasurer

                                        Address for Notices:

                                        3300 North Sam Houston Parkway East
                                        Houston, Texas 77032
                                        Attention: Andrew W. Ricks
                                                   ----------------------------
                                        Telecopy No.: (281) 985-3340
                                        Telephone No.: (281) 985-3204

                                       BANK ONE, TEXAS, N.A., a national banking association, as Agent and as a Lender


                                       By: /s/ BRANDI GARCIA
                                          --------------------------------------
                                       Name:  Brandi Garcia
                                       Title: Vice President

                                       Address for Notices:

Revolving Loan Commitment              910 Travis
Percentage:                            Houston, Texas 77007
                                       Attention: Brandi Garcia
100%                                   Telecopy No.: (713) 751-6777
                                       Telephone No.: (713) 751-3768

                                                                   EXHIBIT 1.01A


                             RATE DESIGNATION NOTICE


         HYDRIL COMPANY, Bank One, Texas, N.A., as Agent, and certain financial institutions executed and delivered that certain Second Amended and Restated Loan Agreement (as amended, supplemented and restated, the "Loan Agreement") dated as of August 25, 2000. Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Loan Agreement. In accordance with the Loan Agreement, Borrower hereby notifies Agent of the exercise of an Interest Option.

A.       Current borrowings

         1.       Interest Options now in effect:  _________________

         2.       Amounts:  $_______________

         3.       Expiration of current Interest Periods, if applicable:  ______

B.       Proposed election

         1.       Total Amount:  $________________

         2.       Date Interest Option is to be effective:  ____________________

         3.       Interest Option to be applicable (check one):

                  [ ]        Base Rate

                  [ ]        LIBOR

         4.       Interest Period: (if applicable, check one)

                  [ ] one month

                  [ ] three months

                  [ ] six months



                             Exhibit 1.01A - Page 1

Borrower represents and warrants that the Interest Option and Interest Period selected above comply with all provisions of the Loan Agreement and that there exists no Event of Default or any event which, with the passage of time, the giving of notice or both, would be an Event of Default.

         Date:
               -----------------------

                                        HYDRIL COMPANY,
                                        a Delaware corporation


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                             Exhibit 1.01A - Page 2

                                                                   EXHIBIT 1.01B


                          [LETTERHEAD OF THE BORROWER]



                         REQUEST FOR EXTENSION OF CREDIT


                      ---------------------------, -------

Bank One, Texas, N.A.


------------------------------

------------------------------

------------------------------

Attention:
          -------------------------------

Ladies and Gentlemen:

                  The undersigned hereby certify that the undersigned are the _______________ and ____________________ of HYDRIL COMPANY, a Delaware
corporation (the "Company"), and that as such they are authorized to execute this Request for Extension of Credit (the "Request") on behalf of the Company pursuant to the Second Amended and Restated Loan Agreement (as it may be amended, supplemented or restated from time to time, the "Agreement") dated as of August 25, 2000, by and among the Company, Bank One, Texas, N.A., as Agent, and the Lenders therein named. The (check one) [Loan] Letter of Credit being requested hereby is to be in the amount set forth in (b) below and is requested to be made on ___________________________________, which is a Business Day. The undersigned further certify, represent and warrant that to the knowledge of such officers, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified herein):

         (a)      As of the date hereof:

                  (1)      The aggregate Revolving Loan Commitment is:          $
                                                                                 ==========

                  (2)      The aggregate outstanding principal of the Notes,
                           before giving effect to the Loan, if any, requested
                           hereby, is:                                          (__________)


                             Exhibit 1.01B - Page 1

                  (3)      The Letter of Credit Liabilities as of the date
                           hereof, before giving effect to the Letter
                           of Credit, if any, requested hereby, is:             (__________)

                  (4)      The aggregate unused Revolving Loan
                           Commitment of all Lenders, if positive, is:          $
                                                                                 ==========

         (b) If and only if the aggregate unused Revolving Loan Commitments of all Lenders is positive, the Company hereby requests under this Request a Loan or Letter of Credit (as indicated above) in the amount of $______________ (which is no more than the aggregate unused Revolving Loan Commitments of all Lenders).

         (c) If a Letter of Credit is requested hereby, it should be issued for the benefit of ___________________________________ and should have an expiration date of _____________________ and any special language to be incorporated into such Letter of Credit is attached hereto. The sum of the face amount of the requested Letter of Credit plus the Letter of Credit Liabilities as the date hereof as specified in item (a)(5) above does not exceed $5,000,000.

         (d) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof (other than those which became inaccurate because of transactions permitted by the Loan Documents and consummated after the date of the relevant representation).

         (e) No material adverse change in the assets, liabilities, financial condition, business or affairs of the Company or any of the other Obligors has occurred.

         (f) After giving effect to the proposed extension of credit, the aggregate amount of credit extended to Borrower and its Subsidiaries by outside sources, including credit extended by the Lenders, does not exceed $85,000,000.

         (g)      No Default or Event of Default has occurred and is continuing.

Thank you for your attention to this matter.

                                        Very truly yours,

                                        [SIGNATURES OF TWO AUTHORIZED
                                        OFFICERS]



                             Exhibit 1.01B - Page 2

                                                                     EXHIBIT 2.6

                                      NOTE


$____________                     Houston, Texas       __________________, _____


         FOR VALUE RECEIVED, HYDRIL COMPANY ("Maker"), a Delaware corporation, promises to pay to the order of _______________________ ("Payee"), at the principal office of Bank One, Texas, N.A., a national banking association, 3300 North Sam Houston Parkway East, Harris County, Texas 77032, in immediately available funds and in lawful money of the United States of America, the principal sum of _________________________________ Dollars ($____________) (or
the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Second Amended and Restated Loan Agreement (as amended, supplemented, restated or replaced from time to time, the "Loan Agreement") dated as of August 25, 2000, among Maker, certain signatory banks named therein, and Bank One, Texas, N.A., as Agent; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate. Any term defined in the Loan Agreement which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Loan Agreement.

         1. Loan Agreement; Advances. This note has been issued pursuant to the terms of the Loan Agreement, and is one of the Notes referred to in the Loan Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for all purposes. Payee is entitled to the benefits of the Loan Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or permitted prepayments made on this note and by or for the account of Maker. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.

         2. Mandatory Payments of Principal and Interest.

         (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates.


                              Exhibit 2.6 - Page 1

         (b) On the Revolving Loan Maturity Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.

         (c) All payments hereon made pursuant to this Paragraph 2 shall be applied first to accrued interest, the balance to principal.

         (d) If any payment provided for in this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day (unless the result of such extension of time would be to extend the date for such payment into another calendar month or beyond the Revolving Loan Maturity Date, and in either such event such payment shall be made on the Business Day immediately preceding the day on which such payment would otherwise have been due), and such extension of time shall in such case be included in the computation of interest on this note.

         (e) The Loan Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

         3. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph 3 shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.


                              Exhibit 2.6 - Page 2

         4. Default. The Loan Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.

         5. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         6. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

         7. Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         8. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective permitted legal representatives, heirs, successors and assigns of Maker and Payee.

         9. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.

         10. Severabilitv. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

         11. Revolving Loan. Subject to the terms and provisions of the Loan Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Revolving Loan Maturity Date. Maker may borrow, repay and reborrow hereunder, and except as set forth in the Loan Agreement there is no limitation on the number of advances made hereunder.


                              Exhibit 2.6 - Page 3

                                             MAKER

                                             HYDRIL COMPANY,
                                             a Delaware corporation



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                              Exhibit 2.6 - Page 4

                                                                     EXHIBIT 6.9


                                 HYDRIL COMPANY
                                  SUBSIDIARIES

                                                                   %                   JURISDICTION OF
                        NAME                                    OWNED                    ORGANIZATION
                        ----                                    -----                    ------------

Hydril Canadian Company, Ltd.                                    100%            Canada

Hydril U.K. Ltd.                                                 100%            United Kingdom

Rototec Ltd.                                                     100%            United Kingdom

Hydril Private Ltd.                                              100%            Singapore

Hydril S.A. de C.V.                                              100%            Mexico

Bettis de Mexico S.A. de C.V.                                    100%            Mexico

Hydril Africa                                                    100%            United States

Hydril S.A.                                                      100%            Switzerland

Technical Drilling & Production                                   60%            Nigeria
      Services Nigeria, Ltd.

P.T. Hydril Indonesia                                            100%            Indonesia

Hydril Oil Tool Company                                          100%            United States

Hydril Foreign Sales Corp.                                       100%            U.S. Virgin Islands

White Rock Engineering, Inc.                                     100%            United States


                              Exhibit 6.9 - Page 1

                                                                     EXHIBIT 7.2

                             COMPLIANCE CERTIFICATE

         The undersigned hereby certifies that such officer is the _________________ of HYDRIL COMPANY, a Delaware corporation (the "Borrower"), and that such officer is authorized to execute this certificate on behalf of the Borrower pursuant to the Second Amended and Restated Loan Agreement (the "Agreement") dated as of August 25, 2000, by and among the Borrower, BANK ONE, TEXAS, N.A., as Agent, and the lenders therein named; and that a review of the Borrower and the other Obligors has been made under such officer's supervision with a view to determining whether the Borrower and the other Obligors have fulfilled all of their respective obligations under the Agreement, the Notes and the other Loan Documents; and on behalf of the Borrower further certifies, represents and warrants that to the knowledge of such officer, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

                  (a) The Borrower and the other Obligors have fulfilled, in all material respects, their respective obligations under the Agreement, the Notes and the other Loan Documents.

                  (b) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof (other than those which became inaccurate because of transactions permitted under the Loan Documents and consummated after the date of the relevant representation).

                  (c) The financial statements delivered to the Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of Quarterly Financial Statements, to the absence of footnotes and normal changes resulting from year-end adjustments).

                  (d) The calculations set forth on Schedule I attached hereto and incorporated herein by reference made for the purpose of providing the information required in (e) below are true and correct and accurately reflect the financial condition of Borrower with respect thereto.

                  (e) No Default or Event of Default has occurred and is continuing. In this regard, the compliance with the provisions of
         Section 7.3 is as follows:


                              Exhibit 7.2 - Page 1

                  (i)      SECTION 7.3(a) -- TANGIBLE NET WORTH

                                                            Minimum
                           Actual                           Required

                           $_________                       $________

                  (ii)     SECTION 7.3(b) - DEBT TO CAPITALIZATION RATIO

                                                            Minimum
                           Actual                           Allowed

                           _________                        45%

                  (iii)    SECTION 7.3(c) -- INTEREST COVERAGE RATIO

                           From December 31, 1999 through December 31, 2000:

                                                            Minimum
                           Actual                           Required

                           _____ to 1.00                    2.00 to 1.00

                           After December 31, 2000:

                                                            Minimum
                           Actual                           Required

                           _____ to 1.00                    2.50 to 1.00

                  (iv)     SECTION 7.3(d) - LEVERAGE RATIO

                                                            Minimum
                           Actual                           Allowed

                           _____ to 1.00                    3.00 to 1.00


                  DATED as of ____________________________.


                                               [SIGNATURE OF AUTHORIZED OFFICER]



                              Exhibit 7.2 - Page 2

                                   SCHEDULE I


                                  CALCULATIONS



                          [TO BE PROVIDED BY BORROWER]



                       Schedule I to Exhibit 7.2 - Page 1

                                                                     EXHIBIT 8.2


                                      LIENS


                                 HYDRIL COMPANY
                                      LIENS
                                 AUGUST 23, 2000
                                     (000S)


                                                                                                             Final
HYDRIL COMPANY                                                 Amount        Bal 8/23        Mo Pymt        Payment
                                                             ----------     ----------     ----------       --------

1997 IBM Capital Lease for Software/Hardware                 $      827     $      321     $       18       05/30/02

1999 IBM Capital Lease for Software/Hardware                        200            105              6       02/28/01
                                                             ----------     ----------     ----------

TOTAL HYDRIL COMPANY                                         $    1,027     $      426     $       24
                                                             ==========     ==========     ==========



                              Exhibit 8.2 - Page 1

                                                                     EXHIBIT 8.4

                         [Letterhead of Hydril Company]

                       ----------------------------, -----

Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa 50392-0800

Attention:        Investment Department-Securities

       Re: Note Purchase Agreement dated as of June 25, 1998 (the "Agreement"; capitalized terms being used with the meanings specifed in the Agreement)

Dear Russ:

                  We have recently sold our _______________________________ for approximately _____________________ after obtaining the requisite lien release from the Collateral Agent. The Collateral Agent has informed us that since it is not a party to the Agreement, they would like for us to obtain your confirmation that Hydril is entitled to the Net Proceeds of the sale as provided by Section 10.7(a)(vi) of the Agreement. (After giving effect to the sale, Hydril is well within the 15% of Consolidated Total Capitalization test in that Section.)

                  Accordingly, we would appreciate your confirming that Hydril is entitled to the Net Proceeds of the ___________________________ sale [AND OTHER TRANSFERS THAT COMPLY WITH SECTION 10.7(A)] by signing below and returning a copy to me. Also, please fax me a copy at 281-985-3340.

                  Thank you for your attention to this matter.



                                                  ------------------------------
                                                  Andrew W. Ricks
                                                  Assistant Treasurer

Confirmed as of the date of this letter.

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By:
   ----------------------------------

Title:
      -------------------------------



                              Exhibit 8.4 - Page 1

                                                                 EXHIBIT 11.6(b)

                            ASSIGNMENT AND ACCEPTANCE

                             DATED:
                                    -----------------


         Reference is made to the Second Amended and Restated Loan Agreement dated as of August 25, 2000 (as restated, amended, modified, supplemented and in effect from time to time, the "Loan Agreement"), among HYDRIL COMPANY, a Delaware corporation (the "Company"), the Lenders named therein, and BANK ONE, TEXAS, N.A., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Loan Agreement respecting those, and only those, credit facilities contained in the Loan Agreement as are set forth on Schedule I (collectively, the "Assigned Facilities," individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule I.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of its respective obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facility or Facilities, as the case may be, and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility or Facilities) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement,


                            Exhibit 11.6(b) - Page 1
together with copies of the financial statements referred to in Section 6.2 thereof, or if later, the most recent financial statements delivered pursuant to
Section 7.2 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (vii) has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and the Company and recording by the Agent pursuant to Section 11.6 of the Loan Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

         5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule I hereto.


                            Exhibit 11.6(b) - Page 2

                     SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE

Legal Name of Assignor:
                        -----------------------------

Legal Name of Assignee:
                        -----------------------------

Effective Date of Assignment:
                              -----------------------

                                                                             Percentage Assigned of Each
                                                                               Facility (to at least 8
                                                 Principal                      decimals) (Shown as a
                                                Amount (or,                    percentage of aggregate
                                               with respect                   original principal amount
                                                to Letters                  [or, with respect to Letters
Assigned                                      of Credit, face                  of Credit, face amount]
Facilities                                   amount) Assigned                      of all Lenders)
----------                                   ----------------               ----------------------------

Loans                                       $                                                    %
                                             -----------------                          ---------

Letter of Credit
participation interests                     $                                                    %
                                             -----------------                          ---------


                  Total                     $
                                             -----------------


                             ,        Revolving Loan Commitment Percentage:    %
-----------------------------                                                --
         as Assignor


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


                             ,        Revolving Loan Commitment Percentage:    %
-----------------------------                                                --
         as Assignee


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------



                     Schedule I to Exhibit 11.6(b) - Page 1

ACCEPTED:

BANK ONE, TEXAS, N.A., as Agent



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


HYDRIL COMPANY



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------



                     Schedule I to Exhibit 11.6(b) - Page 2